UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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OAK STREET HEALTH, INC.
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Dear Fellow Stockholders,

We are pleased to invite you to attend our Annual Meeting of Stockholders of Oak Street Health, Inc. (“Oak Street”, the “Company”, “we” or “us”) to be held on April 27, 2023 at 8:30 am (CT). The Annual Meeting will be conducted virtually, via live audio webcast. The Annual Meeting is being held entirely online, and there will be no option to attend the Annual Meeting physically in person.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.

to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of our Board of Directors of Oak Street (the “Board”);

2.	to ratify the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2023;

3.	to approve, on an advisory and non-binding basis, the compensation of Oak Street’s named executive officers, as disclosed in the accompanying proxy statement; and

4.	to transact other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

In order to attend the Annual Meeting virtually, you must register in advance at www.proxydocs.com/OSH prior to the deadline of April 25, 2023 at 5:00 pm (Eastern Time) using the control number included on your Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you received from your bank or broker. Upon completing your registration, you will receive further instructions via email, including your unique link that will allow you access to the Annual Meeting.

We have elected to make our proxy materials available on the Internet at www.proxydocs.com/OSH as the primary means of furnishing these materials to stockholders rather than distributing them in hard copy. We will mail a Notice of Internet Availability of Proxy Materials containing instructions on how to gain online access, free of charge, to the notice of annual meeting, accompanying proxy statement and our fiscal year 2022 annual report on or about March 17, 2023 to all stockholders entitled to vote at the Annual Meeting. Stockholders who prefer a paper or emailed copy of the proxy materials may request one on or before April 17, 2023 by following the instructions provided in the notice we will send.

Our Board has set a record date of March 7, 2023 (the “Record Date”) for the Annual Meeting. Only stockholders that owned Oak Street common stock at the close of business on that date are entitled to notice of, and may vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. A list of Oak Street’s stockholders of record will be available at our corporate headquarters and principal executive offices located at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603 starting April 17, 2023.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible. Please refer to the Notice of Internet Availability of Proxy Materials, your proxy card or the voting instruction form you receive for more information about how to vote your shares, including over the Internet or by telephone. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend online.

Proposed Merger with CVS Health

On February 7, 2023, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Pharmacy, Inc. (“CVS Pharmacy”), a wholly owned subsidiary of CVS Health Corporation (“CVS Health”), pursuant to which (and subject to the terms and conditions in the Merger Agreement) such subsidiary of CVS Health will acquire all of the outstanding shares of the Company’s common stock in a transaction structured as a merger of an indirect wholly-owned subsidiary of CVS Health (“Merger Sub”) with and into the Company, with the Company as the surviving corporation in the merger (the “Merger”). Upon the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of the Company’s common stock that is issued and outstanding as of immediately prior to the Effective Time (other than shares of the Company’s common stock (i) held by the Company as treasury stock as of immediately prior to the Effective Time, (ii) owned by CVS Pharmacy or any of its subsidiaries (including Merger Sub) as of immediately prior to the Effective Time, (iii) owned by stockholders who have properly exercised appraisal rights under Delaware law and (iv) subject to outstanding Company restricted stock awards) will be automatically cancelled and converted into the right to receive $39.00 per share in cash, without interest thereon and less any applicable withholding taxes.

As a result of the Merger, the Company will become an indirect wholly-owned subsidiary of CVS Health. The completion of the Merger is subject to certain customary closing conditions, including, among others, the adoption of the Merger Agreement by our stockholders and the expiration or termination of the applicable waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. More information about the proposed Merger will be available in a definitive proxy statement that will be separately sent to the Company’s stockholders in advance of a special meeting of our stockholders related to the proposed merger, which will be held at a separate date and time for the purpose of considering and voting on the adoption of the Merger Agreement.

The adoption of the Merger Agreement will NOT be voted upon at the Annual Meeting, and we are NOT soliciting proxies to vote at a special meeting of our shareholders related to the proposed merger at this time. This proxy statement relates only to the solicitation of proxies by the Board for use at our Annual Meeting of Stockholders and the proposals described in the accompanying notice of annual meeting. Until the Merger is completed, we will continue to operate as an independent public company, with our common stock continuing to be listed and traded on the New York Stock Exchange and registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Sincerely,

Mike Pykosz

Chairman of our Board and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

The 2023 annual meeting of stockholders of OAK STREET HEALTH, INC. will be conducted virtually, via live audio webcast on April 27, 2023 at 8:30 am (CT) for the following purposes:

1.	to elect four nominees identified in the accompanying proxy statement to serve as directors, as recommended by the Nominating and Corporate Governance Committee of our Board;

2.	to ratify the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2023;

3.	to approve, by an advisory vote, Oak Street’s executive compensation; and

4.	to transact other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only stockholders that owned Oak Street common stock at the close of business on March 7, 2023 are entitled to notice of, and may vote at, the Annual Meeting or any postponement or adjournment of the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relevant to the Annual Meeting during ordinary business hours starting April 17, 2023, at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603.

By Order of our Board of Directors

ROBERT GUENTHNER

Chief Legal Officer and Secretary

March 17, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023

The notice of annual meeting, the proxy statement and our fiscal year 2022 annual report are available on our website at https://investors.oakstreethealth.com/. Additionally, in accordance with the Securities Exchange Commission (“SEC”) rules, you may access our proxy materials free of charge at www.proxydocs.com/OSH.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Structure and Composition

Our business and affairs are managed under the direction of our Board, which is currently composed of eleven directors. Our certificate of incorporation (our “Certificate”) provides that the authorized number of directors may be changed only by resolution of our Board. Our certificate also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 17, 2023, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dr. Regina Benjamin	III	66	Director	2020	2023	2026
Cheryl Dorsey	III	59	Director	2020	2023	2026
Julie Klapstein	III	68	Director	2020	2023	2026
Geoffrey Price	III	41	Chief Innovation Officer and Director	2012	2023	2026
Mike Pykosz	I	41	Chairman of our Board and Chief Executive Officer	2012	2024
Robbert Vorhoff	I	44	Lead Director	2015	2024
Srdjan Vukovic	I	40	Director	2015	2024
Dr. Mohit Kaushal	II	44	Director	2018	2025
Kim Keck	II	58	Director	2020	2025
Paul Kusserow	II	61	Director	2018	2025
Dr. Griffin Myers	II	41	Chief Medical Officer of Provider Engagement and Director	2012	2025

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our stockholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility and reputational issues, strategy and strategic planning. Additionally, we desire that our Board have specific knowledge related to our industry, such as expertise in software and technology.

The Nominating and Corporate Governance Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Conduct and the Corporate Governance Guidelines, which specify, among other things, that the Nominating and Corporate Governance Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of our Board. In addressing issues of diversity in particular, the Nominating and Corporate Governance Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and experience. The Nominating and Corporate Governance Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. For example, four members of our Board are female, and three members self-identify as ethnically or culturally diverse. While the Nominating and Corporate Governance Committee carefully considers diversity when determining Board composition, it has not established a separate formal policy regarding diversity. The Nominating and Corporate Governance Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all stockholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

The Nominating and Corporate Governance Committee has determined that all of our directors meet the criteria and qualifications for our Board set forth in the Company’s Code of Conduct, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of our Board to allow it to fulfill its duties for our stockholders: accountability, ethical leadership, governance, integrity, risk management, and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high-performance standards necessary to fulfill our Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on our Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for Oak Street and its stockholders, and guide the long-term sustainable, dependable performance of Oak Street.

Subject to any earlier resignation or removal in accordance with the terms of our Certificate, Bylaws, or the Director Nomination Agreement (as defined and discussed below) with General Atlantic LLC (collectively, “General Atlantic”) and Newlight Harbour Point SPV LLC (“Newlight” and, together with General Atlantic, our “Lead Sponsors”), our Class I directors will serve until our 2024 Annual Meeting, our Class II directors will serve until our 2025 Annual Meeting, and our Class III directors will be elected at this Annual Meeting to serve until our 2026 Annual Meeting. In addition, our Certificate provides that directors may be removed with or without cause upon the affirmative vote of at least a majority of the voting power of our outstanding shares of stock entitled to vote thereon; provided, however, that at any time when the Lead Sponsors beneficially own, in the aggregate, less than 40% of our common stock then outstanding, all directors, including those nominated by a Lead Sponsor, may be removed only for cause upon the affirmative vote of at least 66 2/3% of the voting power of our outstanding shares of stock entitled to vote thereon.

In addition, at any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, that Lead Sponsor will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. The listing standards of the New York Stock Exchange (the “NYSE”) require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Director Nomination Agreement provides that so long as General Atlantic has the right to nominate at least one director and any such nominee is serving on our Board, General Atlantic may designate one director who shall have the tie-breaking vote (the “Tie-Breaking Director”) if our Board is deadlocked on any matter requiring the approval of our Board. Mr. Vorhoff is currently the Tie-Breaking Director.

Director Nomination Agreement

In connection with our initial public offering (the “IPO”), we entered into a director nomination agreement with the Lead Sponsors (the “Director Nomination Agreement”) that provides each Lead Sponsor the right to designate nominees for election to our Board. The Lead Sponsors may also assign their respective designation rights under the Director Nomination Agreement to one or more affiliate.

The Director Nomination Agreement provides each Lead Sponsor the right to designate: (i) three of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns at least 20% of our common stock then outstanding; (ii) two of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns less than 20% but at least 10% of our common stock then outstanding; and (iii) one of the nominees for election to our Board for so long as such Lead Sponsor beneficially owns less than 10% but at least 5% of our common stock then outstanding. The Lead Sponsors agreed in the Director Nomination Agreement to vote any shares of our common stock and any other securities held by them in favor of the election to our Board of the directors so designated. At any time when a Lead Sponsor has the right to designate at least one nominee for election to our Board, such Lead Sponsors will also have the right to have one of their nominated directors hold one seat on each Board committee, subject to satisfying any applicable stock exchange rules or regulations regarding the independence of Board committee members. In addition, the Lead Sponsors shall be entitled to designate the replacement for any of their board designees whose board service terminates prior to the end of the director’s term regardless of the applicable Lead Sponsor’s beneficial ownership at such time. The Director Nomination Agreement prohibits us from increasing or decreasing the size of our Board without the prior written consent of the Lead Sponsors. In addition, the Director Nomination Agreement provides that so long as General Atlantic has the right to nominate at least one director and any such nominee is serving on our Board, General Atlantic may designate one director as Lead Director who shall have the tie-breaking vote if our Board is deadlocked on any matter requiring the approval of our Board. The Director Nomination Agreement will automatically terminate at such time as each Lead Sponsor owns less than 5% of our outstanding common stock.

The members of our Board nominated by General Atlantic pursuant to the Director Nomination Agreement are Ms. Kapstein and Messrs. Kusserow and Vorhoff, and the members of our Board nominated by Newlight pursuant to the Director Nomination Agreement are Dr. Benjamin, Ms. Dorsey and Mr. Vukovic.

Stockholder Recommendations for Director Candidates

Subject to the rights of the Lead Sponsors under the Director Nomination Agreement, the Nominating and Corporate Governance Committee will evaluate candidates for director recommended by our stockholders using the same criteria and process outlined in our Corporate Governance Guidelines. Stockholders who wish to identify director candidates for consideration by the Nominating and Corporate Governance Committee may write to Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603, Attn: Chief Legal Officer and Secretary, and any candidates so identified will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for consideration.

Stockholders may also nominate directors for membership on our Board. For the 2024 Annual Meeting, nominations may be submitted to Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603, Attn: Chief Legal Officer and Secretary, and such nominations will then be forwarded to the Chairman of the Nominating and Corporate Governance Committee. Recommendations must be in writing, and we must receive the recommendation no later than the close of business on January 28, 2024 and not earlier than the close of business on December 29, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws. In addition to satisfying the requirements under our Bylaws, in order to comply with the new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

When filling a vacancy on our Board, the Nominating and Corporate Governance Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen our Board’s capabilities and further diversify the collective experience represented by the then-current directors. The

Nominating and Corporate Governance Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Nominating and Corporate Governance Committee charter, and the same process is used for all candidates, including candidates recommended by stockholders.

PROPOSAL 1 – ELECTION OF DIRECTORS

Based upon the recommendation of the Nominating and Corporate Governance Committee, our Board recommends that the nominees below be elected as members of our Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Dr. Regina Benjamin	III	66	Director	2020	2023	2026
Cheryl Dorsey	III	59	Director	2020	2023	2026
Julie Klapstein	III	68	Director	2020	2023	2026
Geoffrey Price	III	41	Chief Innovation Officer and Director	2012	2023	2026

Each nominee was included in the slate of nominees recommended for re-election pursuant to the terms of the Director Nomination Agreement. Each nominee has consented to stand for re-election and has agreed to serve if elected. We currently have no reason to believe that any of the nominees would be unable or unwilling to serve if elected. However, if before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, our Board may nominate another individual as a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, our Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of our Board to eliminate the vacancy.

Our Board recommends that you vote “FOR” each of the director nominees.

Proxies solicited on behalf of our Board will be voted “FOR” the re-election of each of the four nominees, unless your proxy card is marked otherwise (if you are a registered stockholder) or you have provided a different instruction to your bank or broker (if you are a beneficial or “street name” stockholder).

Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting

Dr. Regina Benjamin has been a member of our Board since 2020. Dr. Benjamin is currently the founder and Chief Executive Officer of, and is a practicing physician at, BayouClinic, Inc., a Federally Qualified Health Center Look-Alike clinic in Alabama which Dr. Benjamin founded in 1990. Dr. Benjamin served as the 18th United States Surgeon General and Vice Admiral of the U.S. Public Health Service from 2009 to 2013. During such period, Dr. Benjamin also served as the Chair of the National Prevention, Health Promotion, and Public Health Council, which consists of 17 cabinet-level Federal agencies that released the first ever National Prevention Strategy, a roadmap for health. In addition, since September 2013, Dr. Benjamin has served as the NOLA.com/Times Picayune Endowed Chair in Public Health Sciences at Xavier University of Louisiana. Dr. Benjamin also currently serves on boards of directors of Kaiser Foundation Hospitals and Health Plan, where she serves on its Community Health and Quality Committees, a position she has held since 2015 as well as Ascension Health Alliance, where she serves on the Finance and Diversity and Inclusion Committees. In addition, Dr. Benjamin currently serves as a volunteer member of the national board of the American Heart Association and as a director of privately held, PDI, Inc. Dr. Benjamin also currently serves on the board of Computer Programs and Systems, Inc., where she serves on its Audit, Nomination and Innovation and Technology Committees, Doximity, Inc., where she serves on its Audit and Nomination Committees. In the last five years, Dr. Benjamin served on the board of Diplomat Pharmacy Inc., ConvaTec Group plc, where she served on its Renumeration and Nomination Committees and Alere Inc., where she also served on its Nominating and Corporate Governance Committee. Dr. Benjamin received a bachelor’s degree from Xavier University in New Orleans, an M.D. from the University of Alabama at Birmingham, and an M.B.A. from Tulane University. Dr. Benjamin is a valuable member of our Board due to her unique experience as United States Surgeon General, over 30 years of experience as a physician, experience on the boards of other healthcare companies, and she is one of the nation’s leading voices on population and preventive health issues.

Cheryl Dorsey has been a member of our Board since 2020. Ms. Dorsey has been the president of Echoing Green, a global social venture fund, since 2002. Prior to this, Ms. Dorsey served as a White House Fellow from 1997 to 1998, serving as Special Assistant to the U.S. Secretary of Labor, advising the Clinton Administration on health care and other issues. She was later named Special Assistant to the Director of the Women’s Bureau of the U.S. Labor Department. She most recently served as Vice-Chair of the President’s Commission on White House Fellowships from 2009-2017, after serving as a team member of the Innovation and Civil Society subgroup of the Obama Presidential Transition’s Technology, Innovation, and Government Reform Policy Working Group. She was named one of “America’s Best Leaders” in 2009 by U.S. News & World Report and the Center for Public Leadership at the John F. Kennedy School of Government at Harvard University. For 2010 and 2011, she was named as one of The Nonprofit Times’ “Power and Influence Top 50.” Ms. Dorsey currently serves on the board of Northeast Bancorp and The Bridgespan Group. Ms. Dorsey is a valuable member of our Board due to her extensive leadership experience and her experience in the U.S. government.

Julie Klapstein has been a member of our Board since 2020. Ms. Klapstein was the founding Chief Executive Officer of Availity, LLC, a health information network optimizing the automated delivery of critical business and clinical information among healthcare stakeholders. Ms. Klapstein served as Availity’s Chief Executive Officer and board member from 2001 to 2011. She was the interim Chief Executive Officer at Medical Reimbursements of America, Inc., a private company, from February 2017 to June 2017. Ms. Klapstein has more than thirty years of experience in the healthcare information technology industry including executive roles at various healthcare companies. Ms. Klapstein currently serves on the boards of Amedisys, Inc., where she serves on the Governance, Compensation and Quality committees and where she serves as Lead Director, NextGen Healthcare, where she is on the Compensation and Audit committees, and Multiplan Corporation where she is on the Compensation and Audit committees. She also currently serves on the board of directors of a private company. Ms. Klapstein previously was a director for two public companies, Annie’s Homegrown/Annies, Inc. from January 2012 to September 2014, where she served on the Governance, Compensation, and Audit committees, and Standard Register Inc. from April 2011 to November 2014, where she served on the Governance, Compensation, and Audit committees. She also has been a director for multiple private companies. Ms. Klapstein received a bachelor’s degree from Portland State University in Portland, Oregon. Ms. Klapstein is a valuable member of our Board because of her extensive experience in management, specifically in the healthcare industry, knowledge of healthcare information technology and public company board experience.

Geoffrey Price has served as our Chief Innovation Officer since January 2022 and as a member of our Board since he co-founded the Company in 2012. Prior to January 2022, Mr. Price was our Chief Operating Officer from the time he co-founded the Company in 2012. Prior to co-founding Oak Street Health, Mr. Price was a Project Leader from 2012 until 2013 and a consultant from 2010 to 2012 at Boston Consulting Group. Mr. Price also serves on the board of a privately held healthcare company. Mr. Price received an M.B.A. from Harvard Business School and a B.S. in Engineering from the University of Illinois. Mr. Price is a valuable member of our Board because of his experience in the health care industry as the Company’s co-founder and Chief Operating Officer.

Continuing Directors

Mike Pykosz has served as our Chief Executive Officer and Chairman of our Board since he co-founded the Company in 2012. Prior to co-founding Oak Street Health, Mr. Pykosz was a Principal at Boston Consulting Group, a consulting firm, from 2007 until 2013. Mr. Pykosz received a J.D. from Harvard Law School and a B.S. in Biochemistry from the University of Notre Dame. Mr. Pykosz is a valuable member of our Board because of his experience in the health care industry and as the Company’s co-founder and Chief Executive Officer.

Robbert Vorhoff has been a member of our Board since 2015. Mr. Vorhoff is a Managing Director, Management Committee member, Investment Committee member and the Global Head of Healthcare at General Atlantic, an investment management firm, in New York City. Before joining General Atlantic in 2003, Mr. Vorhoff worked at Greenhill & Co., an investment bank, first in the mergers & acquisitions and restructuring advisory group, then in the private equity group, Greenhill Capital Partners. Mr. Vorhoff is currently a member of the board Alignment Healthcare, where he serves as the chair of the Compensation committee. He also serves on the boards of several private companies, including, Equality Health, Included Health, Marathon Health, NationsBenefits, OneOncology, Stellar Health, Welbe Health and Vida Health. Mr. Vorhoff previously was a member of the boards of Align Networks, Alternate Solutions Health Network, A Place for Mom, eviCore Healthcare, Landmark Health, and MedExpress. Mr. Vorhoff received a B.S. in Commerce with a concentration in Finance from the McIntire School of Commerce at the University of Virginia. Mr. Vorhoff is a valuable member of our Board because of his private equity experience and his experience on other healthcare companies’ boards.

Srdjan Vukovic has been a member of our Board since 2015. Mr. Vukovic is a Partner at Newlight Partners LP, an investment firm, where he has been employed since 2018. Prior to that Mr. Vukovic worked at Soros Fund Management, an investment firm, from 2006 until 2018, and prior to that, was an analyst at Merrill Lynch, a financial services firm. Mr. Vukovic currently serves on the board of several private companies, including Zing Health Holdings, Inc. Mr. Vukovic previously served on the board of Zenium Data Centers, until it was acquired in 2017, Narragansett Bay Insurance Company, until it was sold and became a wholly owned subsidiary of a publicly traded company, and on the boards of several private insurance companies. Mr. Vukovic received a B.S. in Finance and Actuarial Science from New York University. Mr. Vukovic is a valuable member of our Board because of his private equity experience and because of his experience on other companies’ boards.

Dr. Mohit Kaushal has been a member of our Board since 2018. Dr. Kaushal is a Senior Advisor at General Atlantic, where he started as a consultant in 2014, and an adjunct professor at Stanford University, a position he has held since 2014. Dr. Kaushal is also a Scholar in Residence at the Duke Margolis Center for Health Policy, a position he has held since 2016. Prior to this, Dr. Kaushal was a Visiting Scholar at The Brookings Institution, a research group, a Partner at Aberdare Ventures, a venture capital firm, from 2013 until 2014, and a Chief Strategy Officer and Executive Vice President of Business Development at West Health Investment Fund, a healthcare research company, from 2010 until 2013. Dr. Kaushal also worked with the Obama administration, where he was a member of the White House Health IT task force. Dr. Kaushal currently serves on the board of The Oncology Institute, Inc. (TOI), several private healthcare companies and several nonprofits. Dr. Kaushal previously served on the board of Universal American Corp., which was acquired by Wellcare Health Plans, Inc., a publicly traded healthcare company, DFBH Healthcare Acquisition Corp., a publicly traded special purpose acquisition company, and several other private companies. Dr. Kaushal received an M.B.A. from Stanford Graduate School of Business, and an M.D. with distinction and B.Sc. from the Imperial College of Science, Technology and Medicine. Dr. Kaushal is a valuable member of our Board because of his experience in the healthcare industry and because of his experience on other healthcare companies’ boards.

Kim Keck has been a member of our Board since 2020. Ms. Keck is President and Chief Executive Officer of the Blue Cross Blue Shield Association (BCBSA), a national federation of 34 independent, community-based and locally operated Blue Cross and Blue Shield companies, a position she has held since January 2021. Prior to joining BCBSA, she served as President and Chief Executive Officer of Blue Cross & Blue Shield of Rhode Island since 2016. Ms. Keck also held several leadership roles at Aetna, a healthcare company, from 2001 to 2016, including Senior Vice President from 2010 to 2016. Ms. Keck served on the board of Prime Therapeutics, serving as Board Chair from 2018 to 2020. In January 2021, Ms. Keck was appointed to Evolent Health’s board of directors and continues to serve in that role. Ms. Keck received a B.A. in Mathematics from Boston College and an MBA in Finance from the University of Connecticut and is a Chartered Financial Analyst. Ms. Keck is a valuable member of our Board because of her extensive leadership experience in the healthcare industry and her experience serving on another healthcare company’s board.

Paul Kusserow has been a member of our Board since 2018. Mr. Kusserow serves as the Chairman and Chief Executive Officer at Amedisys, Inc., a publicly traded home healthcare and hospice company, since 2014. Prior to Amedisys, Mr. Kusserow was the Vice Chairman and President of Alignment Healthcare, Inc., an integrated care management and Medicare Advantage plan, in 2014. Mr Kusserow was the Senior Vice President, Chief Strategy, Innovation and Corporate Development Officer at Humana Inc., a publicly traded health insurance company, from 2009 through 2013. Prior to that, Mr. Kusserow was a Managing Director and

Chief Investment Officer at Ziegler HealthVest Fund, a healthcare investment company, from 2007 until 2009. He started his career at McKinsey and Company, Inc. Mr. Kusserow currently serves on the boards of directors of Amedisys, Scion Health, Health Pilot, Purfoods and Matrix Medical Network. Mr. Kusserow previously served on the boards of directors of New Century Health, Inc., Connecture Inc. and AxelaCare Holdings, Inc., as well as Availity, Inc. and Healthsense, Inc., where he was Chairman of both boards. Mr. Kusserow received a M.A. with honors in English literature and language from the University of Oxford, where he was a Rhodes Scholar, and a B.A. in Religious Studies from Wesleyan University, Phi Beta Kappa, where he was an Olin Fellow and Brown Scholar. Mr. Kusserow is a valuable member of our Board due to his experience as an executive at several large healthcare companies and as the Chief Executive Officer of a public healthcare services company.

Dr. Griffin Myers has served as our Chief Medical Officer of Provider Engagement and a member of our Board since he co-founded the Company in 2012. Dr. Myers is also a Research Associate at Harvard Medical School, a position he has held since 2018, an Adjunct Instructor in the Department of Emergency Medicine at Northwestern University’s Feinberg School of Medicine, a position he has held since 2014, a Health Innovations Fellow at think tank The Aspen Institute, a position he has held since 2018. Prior to this, Dr. Myers was a Scholar in the Presidential Leadership Scholars in 2017, was a Clinical Fellow at Harvard Medical School from 2010 until 2014, and a Project Leader at Boston Consulting Group from 2007 until 2010. Dr. Myers received an M.B.A. from the University of Chicago—Booth School of Business, an M.D. from the University of Chicago Pritzker School of Medicine and a B.S. in Chemistry from Davidson College. Dr. Myers is a valuable member of our Board because of his experience as the Company’s co-founder and Chief Medical Officer and because of his experience in the medical field.

Independence Status

The listing standards of the NYSE require that, subject to specified exceptions described below under the subsection entitled “Controlled Company Status,” each member of a listed company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee be independent and that Audit Committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act.

Our Board has determined that each of Drs. Benjamin and Kaushal, Mses. Dorsey, Keck and Klapstein, and Messrs. Kusserow, Vorhoff and Vukovic are “independent” under Section 303A.02 of the NYSE’s listing standards. In making this determination, our Board considered the relationships, if any, that each such non-employee director has with the Company and all other facts and circumstances that our Board deemed relevant in determining their independence, including beneficial ownership of our common stock.

Board Meetings and Committees

For the year ended December 31, 2022, our Board held four regular meetings and four special meetings. Our Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Compliance Committee and Quality Committee held seven, seven, four, four and four meetings, respectively, during 2022. In 2022, each director attended at least 75% of the aggregate of (i) meetings of our Board and (ii) applicable committees on which such director served during 2022. Per our Corporate Governance Guidelines, directors are expected to attend the annual meeting of stockholders and all or substantially all of our Board meetings and meetings of committees on which they serve.

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Compliance Committee and a Quality Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Board Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Compliance Committee	Quality Committee
Mike Pykosz
Geoffrey Price					X
Dr. Griffin Myers
Dr. Regina Benjamin					X(Chair)
Cheryl Dorsey	X		X	X
Dr. Mohit Kaushal	X			X(Chair)
Kim Keck	X(Chair)				X
Julie Klapstein		X(Chair)		X
Paul Kusserow		X	X(Chair)
Robbert Vorhoff		X	X
Srdjan Vukovic		X

Audit Committee

The Audit Committee is responsible for, among other matters:

1)	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2)	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3)

discussing the scope and results of the audits with our independent registered public accounting firm and reviewing, with management and that accounting firm, our interim and year-end operating results;

4)	reviewing our policies on risk assessment and risk management;

5)

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

6)	reviewing the adequacy of our internal control over financial reporting;

7)	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;

8)

recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

9)	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

10)	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

11)	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions; and

12)	reviewing and discussing with management and our independent registered public accounting firm our earnings releases and scripts.

Our Board has affirmatively determined that each of Ms. Dorsey, Ms. Keck and Dr. Kaushal meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 of the Exchange Act and the NYSE’s listing standards. In addition, our Board has determined that Ms. Keck qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The written charter for our Audit Committee is available at our corporate website at investors.oakstreethealth.com. Our website is not part of this proxy statement.

Compensation Committee

The Compensation Committee is responsible for, among other matters:

1)	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;

2)	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining and approving the compensation of our chief executive officer;

3)	reviewing and approving the compensation of our other executive officers;

4)	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the compensation committee;

5)	conducting the independence assessment outlined in the NYSE rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;

6)	annually reviewing and reassessing the adequacy of the Compensation Committee charter in its compliance with the listing requirements of the NYSE;

7)	reviewing and establishing our overall management compensation, philosophy and policy;

8)	overseeing and administering our compensation and similar plans;

9)	reviewing and making recommendations to our Board with respect to director compensation; and

10)	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K.

Our board has affirmatively determined that each of Ms. Klapstein and Messrs. Kusserow, Vorhoff and Vukovic meets the definition of “independent director” for purposes of serving on a Compensation Committee. Our Board has adopted a written charter for the Compensation Committee, which is available on our corporate website at investors.oakstreethealth.com. Our website is not part of this proxy statement.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other matters:

1)	developing and recommending to our Board criteria for board and committee membership;

2)

subject to the rights of the Lead Sponsors under the Director Nomination Agreement, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

3)	developing and recommending to our Board best practices and corporate governance principles;

4)	developing and recommending to our Board a set of corporate governance guidelines; and

5)	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Our board has affirmatively determined that each of Ms. Dorsey and Messrs. Kusserow and Vorhoff meets the definition of “independent director” for purposes of serving on a Nominating and Governance Committee. Our Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our corporate website at investors.oakstreethealth.com. Our website is not part of this proxy statement.

Compliance Committee

The Compliance Committee is responsible for, among other matters:

1)	identifying, reviewing and analyzing laws and regulations applicable to the Company;

2)	recommending to our Board, and monitoring the implementation of, compliance programs, policies and procedures that comply with local, state and federal laws, regulations and guidelines;

3)	reviewing significant compliance risk areas identified by management;

4)	discussing periodically with management the adequacy and effectiveness of policies and procedures to assess, monitor, and manage non-financial compliance business risk and compliance programs;

5)	overseeing the Company’s information and cybersecurity and privacy compliance program as well as other Non-Financial Compliance programs, and monitor their performance;

6)	monitoring compliance with the Company’s Code of Ethics (the “Code”), to investigate any alleged breach or violation of the Code, and to enforce the provisions of the Code;

7)

establishing and overseeing procedures for the receipt, retention and treatment of complaints and anonymous submissions by Company employees or “whistleblowers” regarding concerns or questionable and/or improper conduct;

8)	monitoring our compliance with legal and regulatory requirements as they relate to other than financial statements and accounting matters;

9)	monitoring compliance with, authorizing waivers of, investigating alleged breaches of and enforcing the Company’s non-financial compliance programs; and

10)	reviewing Company procedures for the receipt, retention and treatment of complaints received regarding non-financial compliance matters.

Quality Committee

The Quality Committee is responsible for, among other matters:

1)	monitoring and providing leadership with respect to the quality of care provided in our centers;

2)	monitoring and evaluating patient safety programs and initiatives;

3)

reviewing and discussing with senior management the adequacy and effectiveness of the Company’s quality of care and patient safety programs and initiatives and consider recommendations for improvement thereof; and

4)

receiving reports from senior management as frequently as appropriate summarizing significant (a) deviations from the Company’s quality of care and patient safety standards; (b) corrective and preventative actions and (c) other matters deemed relevant by the Quality Committee.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons why the structure is in place at this time, the roles of various positions, and related key governance practices. The mix of experienced independent, Lead Sponsor-affiliated and management directors that make up our Board, along with the role of our Chairman and our Board committee composition, benefits Oak Street and its stockholders.

Independence; Board Mix

Our Board has an effective mix of independent and management directors. Our Board includes eight independent directors and three members of management, including the current Chairman of our Board, Mr. Pykosz.

Chairman and Lead Director

The Chairman of our Board, Mr. Pykosz, also serves as our Chief Executive Officer. Our Board believes that combining the Chairman and Chief Executive officer roles is the most appropriate structure for Oak Street Health at this time because (i) this structure has had a longstanding history with Oak Street Health, which our Board believes has served our stockholders well through various economic cycles and business challenges; (ii) our Board believes Mr. Pykosz’s unique business experience and history with Oak Street Health makes it appropriate for him to serve in both capacities; and (iii) our Board believes its corporate government processes and committee structures preserve Board independence by ensuring independent discussions among directors and independent evaluation of, and communications with, members of senior management such that separation of the Chairman and Chief Executive Officer roles is unnecessary at this time.

Our Board believes that it will be beneficial to Oak Street Health and its stockholders to designate one of the directors as a Lead Director. The Lead Director serves a variety of roles including presiding at the executive sessions of independent directors and at all other meetings of our Board at which the Chairman of our Board is not present and calling an executive session of non-employee directors at any time, consistent with our Corporate Governance Guidelines. Mr. Vorhoff is our Lead Director.

Hedging Transactions

Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms including such as the use of financial instruments including, for example, prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board as a whole and through its committees oversees our risk management program, which is designed to identify, evaluate, and respond to our high priority risks and opportunities, with senior management regularly reporting on areas of material risk. Our Board regularly reviews information regarding our strategy, finances, liquidity, operations, legal, compliance and regulatory developments, and our competitive environment, as well as the risks related to these matters. Our management, including our executive officers, is primarily responsible for managing the risks associated with the operation and business of our company and provides regular updates to our Board Committees and the full board on the risk management program and reports on the identified high priority risks and opportunities.

•

The Audit Committee oversees the management of risks related to financial reporting and monitors the annual internal audit risk assessment, which identifies and prioritizes risks related to our internal controls in order to develop internal audit plans for future fiscal years.

•

The Nominating and Governance Committee oversees the management of risks associated with the independence of the members of our Board, managing conflicts of interest and other governance related matters.

•	The Compensation Committee oversees risks relating to our compensation plans and arrangements.

•	The Compliance Committee focuses on risks arising out of the extensive Medicare and other healthcare regulations that govern our operations and our relationships with our patients. Like the Audit

Committee, the Compliance Committee also periodically meets with members of our information technology department to assess information security risks (including cybersecurity risks) and to evaluate the status of our cybersecurity efforts, which include a broad range of tools and training initiatives that are designed to work together to protect the data and systems used in our business.

•	The Quality Committee focuses on risks arising from the quality of care provided to our patients and the health and safety aspects of our clinical operations.

Code of Conduct

We have adopted a Code of Conduct that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Conduct is available on our website at investors.oakstreethealth.com/governance/governance-documents/. We intend to disclose any amendments to the Code, or any waivers by our Board of its requirements for any of our directors or executive officers, on our website to the extent required by the SEC and/or NYSE rules.

Environmental, Social, and Governance (“ESG”) and Impact

At Oak Street Health, we believe the success of our business is intertwined with our impact on and relationships with our employees, customers, suppliers and the communities we serve, as well as the accountability of our leadership to stockholders and our impact on the environment. We measure our impact, in part, based on outcomes for our patients, the communities we serve and the U.S. healthcare system. Our care model has consistently demonstrated outstanding clinical results, removed costs and delivered an industry-leading patient experience. As we have expanded across the country, we have targeted working class and underserved communities whose residents need and deserve the care that Oak Street Health provides. In fact, as of December 31, 2022, approximately 42% of our patients are dual eligible, meaning they qualify for both Medicare and Medicaid.

ESG framework

The Oak Street ESG framework is structured around five pillars that underscore our mission to rebuild healthcare as it should be. We drive action through this framework to deliver on our commitment of helping older adults stay healthy and live life more fully. This overarching sense of responsibility guides us as we strive to meet the needs of our many stakeholders.

In 2022, we conducted a materiality assessment, reviewing, assessing and ranking the relative importance of ESG issues for Oak Street Health. This framework is based on that analysis, and identifies our priority issues, which are both relevant to our business and significant to our stakeholders.

Our 5 pillars are:

•

Empowering health equity: We believe quality healthcare should be available to all, regardless of income or background; our value-based care model is designed to put quality care within reach for traditionally underserved neighborhoods;

•

Investing in our communities: We strive to be a pillar of our community that serves the needs of all. We seek to uplift the neighborhoods surrounding our centers, from supporting local initiatives to revitalizing areas as we invest in our community clinics;

•

Building a great place to work: We are committed to diversity, equity and inclusion (“DE&I”) and passionate about creating an environment where teammates feel supported, grow their careers, and make a powerful impact, as our model is only possible with a strong team member base;

•	Protecting our stakeholders: We strive to promote ethical behavior, responsible measures around data and privacy, and resilient business practices across our national enterprise; and

•

Providing sustainable care: We believe responsible environmental stewardship can improve health for patients, communities, and teammates. We strive to identify new efficiencies and make strategic investments that reduce our environmental impact.

Looking ahead, we are committed to strengthening these pillars of success, enhancing our impact and fostering healthy and productive relationships with patients and our other key stakeholders.

Health equity

At OSH, we are focused on providing exceptional care to the Medicare community, with over 90% of our centers located in medically underserved census tracts. 98% of our patients are Medicare enrollees, with an average age of 68, and 42% are also Medicaid enrollees. Our patients’ health needs are complex, as 86% of patients have one or more chronic conditions and approximately 50% are identified as vulnerable for activities of daily living.

Our care goes to a diverse population, with over 50% of our patients identifying as African American, Hispanic/Latino, or Indigenous Americans and speaking over 50 languages. Our care goes to those in need: the average patient income is <$17,000, and ~50% of our patients have a housing, food or isolation risk factor. We are committed to bringing high-quality care to our communities and the patients we serve.

Investing in our communities

We make a concerted effort to invest and reinvest dollars to uplift the neighborhoods surrounding our 160+ centers, from supporting local civic engagement efforts and other initiatives to the revitalization of the areas where we build our community clinics. With each center we’ve built, we’ve invested into the built environment of the local community, providing both jobs to community members as well as vital healthcare access and safe community spaces for seniors to gather, interact, and advance their lives. In 2022 we invested ~$350 million in our communities and ~1,500 new jobs. Ultimately, we strive to be a pillar of our community that serves the needs of all, from hosting events and activities in our community rooms (such as exercise, cooking, computer and painting classes) to serving as trusted, safe community spaces. We are particularly proud of how we’ve leveraged our deep community relationships to step up as a cross-sector community leader in times of need, such as during the height of the COVID-19 pandemic, when we delivered food and medication to patients and community members in need and championed equitable testing and vaccination efforts.

Building a great place to work: Employees and Culture

As of December 31, 2022, the Company employed approximately 6,000 employees, including approximately 600 primary care providers. None of our employees are represented by labor unions or covered by collective bargaining agreements. We consider our relationship with our employees to be good. Our latest employee survey from the Fall of 2022 had a 91% response rate and 74% engagement score. In 2022, we also received the following recognitions: Top Places to work for New Orleans, New York City, Chicago, Oklahoma City, and overall US.

Our team has a steadfast commitment to executing on the mission and vision of our business. To achieve our goals, we strive to create an “Oaky” culture centered around creating an unmatched patient experience, driving clinical excellence, taking ownership, fostering innovation and radiating positive energy. Our unique combination of talent and healthcare experience across a number of professional settings, as well as our team’s commitment to our “Oaky” culture, underpins our success in all that we do.

Building a great place to work: Talent Management and Engagement

Our focused approach to recruiting and developing talent helps us attract outstanding physicians, nurse practitioners, other Care Team members and regional leaders in order to continue to grow and scale our business.

We believe that this approach has supported the creation of a strong pipeline of top tier talent for leadership roles within our company and provides a differentiated value proposition for our providers. In recent years, we have created multiple programs (i.e. Executive Women in Leadership and Nurse Practitioner Fellowship) to help us attract best-in-class teams and provide the necessary training to foster professional development. Additionally, we have added a variety of training and development programs, including regional leadership development, in-house provider recruitment and a medical scribe program. We believe we have demonstrated a consistent ability to attract and retain top clinical talent given our unique value proposition to physicians and nurse practitioners. Further, we reward our employees with what we believe they need to succeed, including competitive salaries, performance- based bonus plans, Employee Stock Purchase Plan with a 15% discount and a 401K with a 4% company match. Our team members also have a deep understanding of the communities in which our patients live, as we strive to hire from within the local community.

Building a great place to work: Employee Health and Wellbeing

We also offer competitive benefits such as flexible health benefit options, a Health Savings Account plan, protection for the unexpected with Life and Accidental Death & Dismemberment insurance, Short- and Long- Term Disability, backup childcare days, maternity and paternity leave, tuition reimbursement, tax favored benefits through Flexible Spending Accounts and Commuter Assistance. Finally, to support our employees’ overall well-being, we offer an Employee Assistance Program.

Building a great place to work: Diversity, Equality and Inclusion

We recognize the importance of having a diverse and inclusive environment as part of our mission of transforming healthcare. We embrace and encourage diversity, equality and inclusion (“DE&I”) and strive to continuously improve. To rebuild healthcare as it should be, we have set the following DE&I goals: (1) Build a diverse and empowered team at all levels of the organization; (2) Advance health equity for patients through outcomes and patient experience; and (3) Improve communities through local investment, job creation and service. We publish an annual Diversity, Equity and Inclusion at Oak Street Health report (“DE&I annual report”) to further transparency and accountability on our progress towards these goals. To date, we have furthered our goals by hiring our first Director of DE&I, launching the Executive Women in Leadership program for women in senior director and above roles, providing employees with training in topics such as cultural sensitivity and sexual harassment, seeking employee input on how to make Oak Street Health a more inclusive place to work and establishing a number of People Resource Groups (PRGs) focused on fostering diversity, inclusion and belonging within Oak Street Health (with three added in 2022). In addition, we have endorsed a pledge to collect, stratify and review the race, ethnicity, language and sex data for at least 50% of our patient populations in the next three years and have implemented a Capital Expenditure Diversity Spending program with the intent of monitoring and promoting Oak Street Health’s spend with diversity-owned companies in expansion-related capital expenditures.

The following data comes from the DE&I annual report, which contained data for all Oak Street Health team members as of December 31, 2022. The Oak Street Health team is racially diverse: 37% of the Oak Street team identifies as Black or African American, 22% as Hispanic/Latino, 6% as Asian, 27% as White and 3% as more than one race. This diversity is reflective of the communities we serve. Additionally, 78% of our employees identify as female, which is in-line with the healthcare workforce overall. This information is self-reported by over 5,500 employees, as of December 31, 2022. Additionally, 78% of our providers identify as female versus the United States physician workforce of 37%.

Providing Sustainable Care

Responsible and sustainable energy and waste management allows us to reduce our impacts, improve resilience, and reduce costs. As of December 31, 2022 over 90% of our centers meet California Title 24 code for water and electricity efficiency, with all new centers meeting the criteria. New centers are built with LED lighting, low-flow plumbing, and energy-efficient window films, and we will continue review opportunities to reduce our environmental impact.

Meetings of Non-Management Directors

In accordance with our Corporate Governance Guidelines, the non-management directors have the opportunity to meet in executive session without members of management as often as they deem appropriate, but at a minimum do so annually.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships exist between the members of our Board and our Board or compensation committee of any other company.

Communications by Stockholders and Other Interested Parties with our Board

Stockholders and other interested parties may contact an individual director, our Board as a group, or a specified Board committee or group, including the non-management or non-Lead Sponsor directors as a group, by sending regular mail to:

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

ATTN: Board of Directors

c/o Chief Legal Officer and Secretary

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. Oak Street will receive the communications and process them before forwarding them to the addressee. Oak Street may also refer communications to other departments within Oak Street. Oak Street generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding Oak Street.

EXECUTIVE OFFICERS

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of Oak Street as of March 17, 2023:

Name	Age	Position

Mike Pykosz	41	Chief Executive Officer, Chairman and Director

Geoffrey Price	41	Chief Innovation Officer and Director

Dr. Griffin Myers	41	Chief Medical Officer of Provider Engagement and Director

Timothy Cook	41	Chief Financial Officer

Brian Clem	40	President & Chief Operating Officer

Robert Guenthner	51	Chief Legal Officer

Mike Pykosz is the Chief Executive Officer and the Chairman of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Continuing Directors.”

Geoffrey Price is the Chief Innovation Officer and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance –Director Nominees to Serve for a Three-Year Term Expiring at the 2026 Annual Meeting.”

Dr. Griffin Myers is the Chief Medical Officer of Provider Engagement and a member of our Board. His biography can be found above under “Board of Directors and Corporate Governance – Continuing Directors.”

Timothy Cook has served as our Chief Financial Officer since 2019. Prior to his position at Oak Street Health, Mr. Cook was the Chief Financial Officer of eviCore healthcare, a medical benefit management company that was acquired by Express Scripts Holdings in 2017, from 2016 until 2019. Prior to that, Mr. Cook was a Vice President—Healthcare at General Atlantic from 2010 to 2016, and he served in other financial consulting roles prior to that. Mr. Cook received an M.B.A. from Columbia Business School and a B.S. in Business Administration, Finance/Economics from the University of Richmond.

Brian Clem has served as our President and Chief Operating Officer since 2022. Prior to this, Mr. Clem was the President of Oak Street Health from 2019, having joined the company in 2015 as a Divisional Vice President. Prior to joining Oak Street Health, Brian led the Medicare Advantage business from 2013 until 2015 at IU Health Plans, which is part of the Indiana University Health system. Prior to 2013, Brian served in leadership roles at Eli Lilly & Co., a global pharmaceutical company, beginning in 2004. Brian received an M.B.A. from Stanford University’s Graduate School of Business and a B.A. in Economics from Wabash College.

Robert Guenthner has served as our Chief Legal Officer since 2018. Prior to his role at Oak Street Health, Mr. Guenthner was the Senior Vice President and Chief Legal Officer from 2014 until 2017 at National Surgical Healthcare, an operator of surgical facilities that merged with the publicly traded Surgery Partners, Inc. in 2017. Prior to 2014, Mr. Guenthner was a partner at Dentons, a multi-national law firm and its predecessor firms, beginning in 2005. Mr. Guenthner received a J.D. and M.B.A. from Washington University in St. Louis and a B.S. in Finance and Marketing from the University of Dayton.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion and Analysis section is to provide information about the material elements of compensation that are paid, awarded to, or earned by, our “Named Executive Officers” or “NEOs,” which consist of our principal executive officer, principal financial officer, and our next three other most highly compensated executive officers. For fiscal year 2022, our Named Executive Officers, were:

•	Mike Pykosz, Chief Executive Officer (principal executive officer);

•	Timothy Cook, Chief Financial Officer (principal financial officer);

•	Geoffrey Price, Chief Innovation Officer;

•	Brian Clem, President and Chief Operating Officer; and

•	Robert Guenthner, Chief Legal Officer.

Executive Summary

Our Compensation Committee has designed our compensation program to reflect its philosophy that executive compensation should be directly linked to performance, with the ultimate objective of increasing long-term shareholder value. The Compensation Committee works closely with its independent compensation consultant to ensure that our compensation policies and practices, as well as our executive compensation program as a whole, are consistent with market practice. The Compensation Committee believes that the design of our executive compensation program achieves its objective of aligning the financial interests of our Named Executive Officers with the creation of long-term shareholder value, as reflected by the pay outcomes in the 2022 fiscal year.

The 2022 fiscal year was a notable year for our Company, marked with significant milestones. We delivered strong performance on key financial and strategic initiatives in the 2022 fiscal year, with highlights including:

•	We successfully grew our patient base from approximately 153,000 patients as of December 31, 2021 to approximately 224,000 patients as of December 31, 2022;

•	We opened 40 new centers for the provision of healthcare services between January 1, 2022 and December 31, 2022;

•	We entered into a loan and security agreement providing us with a secured term loan facility of up to $300 million, providing us with available capital to implement key growth initiatives; and

•	We increased total revenue by approximately 51%.

The primary objective of our executive compensation program is to align the financial interests of our Named Executive Officers with the creation of long-term shareholder value. Key features of the program include:

•	Annual and long-term incentive plans designed to align executives’ pay with Company performance;

•	The use of comparative compensation reports based upon data from our peer group; and

•	Comprehensive policies and practices intended to support well-informed decisions and a sound compensation governance process.

During the 2022 fiscal year, the Compensation Committee focused on responding appropriately to the continued business impacts of the pandemic while maintaining our pay-for-performance philosophy. The Compensation Committee approved the 2022 fiscal year annual performance awards for our Named Executive Officers of 100% of target incentive based on the Company’s performance against preset goals.

Additionally, we provided long-term incentive awards to each of our Named Executive Officers as part of their annual compensation awards. These grants were a mix of performance-based stock options and restricted stock units, providing an appropriate balance of retention and performance-based pay. Additionally, our Named Executive Officers other than Mr. Clem elected to receive their annual bonus for the 2022 fiscal year in the form of performance-based restricted stock units.

2022 Executive Compensation Decisions

The Compensation Committee met throughout the course of the 2022 fiscal year and continued its implementation of the following pay practices:

•	Long-term incentives comprised of equity vehicles that align with shareholder interests; and

•	Stock ownership guidelines designed to align the interests of our Named Executive Officers with those of our shareholders.

Key Compensation Program Features and Governance Practices

Below are certain key features of our executive compensation program applicable to our Named Executive Officers and key compensation governance practices that strengthen the alignment of our Named Executive Officers’ interests with those of our shareholders:

Key Compensation Program Features

•	Mix of fixed and variable compensation, with a strong emphasis on variable, at-risk performance-based compensation;

•	Short- and long-term compensation opportunities with performance metrics tied to our strategy and performance;

•	Time-based full-value stock-based awards with four-year vesting to promote retention;

•	Performance-based stock options to promote alignment with shareholder interests;

•	We do not offer significant perquisites to our executives;

•

A clawback policy allowing for the “claw back” of discretionary and performance awards if an underlying performance measure or other metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false; and

•	Stock ownership guidelines for executives and non-employee Directors.

Key Compensation Governance Practices

•	No option repricing or cash buyout of underwater options without shareholder approval;

•

Stock ownership guidelines that require that our Chief Executive Officer own shares worth six times his base salary, other Named Executive Officers own shares worth three times their base salary and Board members own shares worth five times their annual cash retainer;

•	Engagement of an independent compensation consultant with no other ties to the Company or management;

•	Active engagement with investors;

•	No hedging or pledging of Company stock; and

•	No tax gross-ups for our Named Executive Officers.

Compensation Philosophy and Objectives

Our compensation philosophy is to develop and maintain market-competitive compensation programs and relevant total rewards offerings that reflect the culture and values of Oak Street Health in order to make Oak Street Health the best place in healthcare to work and to recognize the value of our employees to our organization.

We have strived to create an executive compensation program that balances short-term versus long-term payments and awards, cash payments versus equity awards and fixed versus variable payments and awards in ways that we believe are most appropriate to motivate our executive officers. Our executive compensation program is designed to:

•	attract and retain talented and experienced executives in our industry;

•	reward executives whose knowledge, skills and performance are critical to our success;

•	align the interests of our executive officers and shareholders by motivating executive officers to increase shareholder value and rewarding executive officers when shareholder value increases;

•	ensure fairness among the executive management team by recognizing the contributions each executive makes to our success;

•	balance internal equity and reflect our culture and values;

•	foster a shared commitment among executives by aligning their individual goals with the goals of the executive management team and our company; and

•	compensate our executives in a manner that incentivizes them to manage our business to meet our long-range objectives and that aligns our executives’ interests with those of our shareholders.

Our executive compensation program rewards team accomplishments while promoting individual accountability and depends on Company results, as well as business unit results and individual accomplishments. A portion of total compensation is placed at risk through annual performance bonuses and long-term incentives. As shown in the Summary Compensation Table below, in the 2022 fiscal year, the performance-based stock options and annual performance bonuses or performance-based restricted stock units, as applicable, represented, for our NEOs other than Mr. Pykosz, between 64% and 70%, and for Mr. Pykosz, 96% of the total compensation for our Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term shareholder value creation.

We seek to provide competitive compensation with the potential for significant variability based on performance. As a high growth company, our approach has been to provide relatively modest salaries and to emphasize long-term incentives through equity compensation with multi-year vesting schedules. We believe that this approach provides us with pay-for-performance and shareholder alignment over the long-term and allows us to differentiate pay based on performance, criticality of role, strategic value of position, and experience, among other factors. In keeping with this approach, in 2022 we granted our Named Executive Officers performance-based stock options further described below.

We seek to promote a long-term commitment to the Company by our executives. We believe that there is great value to the Company in having a team of long-tenured, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. In addition, the vesting schedules attached to time-based equity awards, which are generally four years, reinforce this long-term orientation.

Compensation Committee Procedures

The Role of the Compensation Committee. Compensation for our Named Executive Officers and, at the option of the Compensation Committee, other officers and senior managers, is evaluated and determined by the

Compensation Committee of our Board. The Compensation Committee currently consists of four directors considered independent under the applicable standards of the NYSE. Additional information regarding the Compensation Committee is disclosed under the section “Board Meetings and Committees—Compensation Committee” included elsewhere in this Proxy Statement.

The Compensation Committee views compensation as an ongoing process and may convene special meetings in addition to its regularly scheduled meetings throughout the year for purposes of evaluation, planning and appropriate action.

On an annual basis, our Board determines and sets the Company’s financial and strategic goals for the upcoming fiscal year. This includes setting Company-wide financial performance targets and individual performance objectives under our cash bonus plan. Then, typically during the first quarter of each fiscal year, the Compensation Committee meets to review Company and individual performance for the prior fiscal year in order to determine any base salary adjustments and set target awards under our cash bonus plan and stock incentive plan. Based on their review of performance in the prior fiscal year, the Compensation Committee also (i) confirms bonus payouts, if any, under the cash bonus plan, (ii) determines the amount and form of equity incentive compensation to be granted to each Named Executive Officer, and (iii) confirms the payouts, if any, under the stock incentive plan with respect to the target awards for the prior performance period.

The Compensation Committee held seven meetings during the 2022 fiscal year, including six executive sessions without management present. The Compensation Committee receives and reviews materials in advance of each meeting, including materials that management believes will be helpful to the Compensation Committee, as well as materials specifically requested by members of the Compensation Committee.

The Role of Management. The Company’s management assists the Compensation Committee in its oversight and determination of compensation. Management’s role includes assisting the Compensation Committee with evaluating employee performance, assisting with establishing individual and company-wide performance targets and objectives, recommending salary levels and equity incentive grants, providing financial data on Company performance, providing calculations and reports on achievement of performance objectives and furnishing other information as requested by the Compensation Committee. Our Chief Executive Officer works with the Compensation Committee in making recommendations regarding overall compensation policies and plans as well as specific compensation levels for the Company’s executive officers and other key employees, other than for himself. Members of management who were present during Compensation Committee meetings held in the 2022 fiscal year, and the first quarter of the 2023 fiscal year, included the Chief Executive Officer, Chief Legal Officer and Secretary, Chief Human Resources Officer, Vice President – Total Rewards, and Chief of Staff to the Chief Executive Officer. The Compensation Committee makes all decisions regarding the compensation of the Chief Executive Officer without the Chief Executive Officer or any other member of management present. The Compensation Committee does not delegate authority to approve executive officer compensation but does meet with and consider the recommendations of our Chief Executive Officer in approving executive officer compensation, other than that of the Chief Executive Officer.

The Role of the Independent Consultant. In order to ensure that we continue to remunerate our executives appropriately, the Compensation Committee has retained Pay Governance, LLC (“Pay Governance”) as its independent compensation consultant to review its policies and procedures with respect to executive compensation. Pay Governance assists the Compensation Committee by providing comparative market data on compensation practices and programs based on an analysis of peer competitors and by providing guidance on industry best practices. The Compensation Committee retains the right to modify or terminate its relationship with Pay Governance or select other outside advisors to assist the Compensation Committee in carrying out its responsibilities. Pay Governance did not provide any other services to the Company or its affiliates during the 2022 fiscal year or during the 2023 fiscal year to date and the Compensation Committee determined that engaging and retaining Pay Governance did not create any conflicts of interest.

Say-on-Pay Vote

We did not hold an advisory vote on executive compensation in the 2022 fiscal year (referred to as a “say-on-pay” vote) but are holding such vote at this Annual Meeting. See “Proposal 3—Advisory Vote on Executive Compensation.” Both our Compensation Committee and our Board periodically reevaluate our executive compensation philosophy and practices in light of our performance, needs and development, and will take into account the outcome of future non-binding advisory votes by our shareholders.

Say-on-Frequency Vote

We held an advisory vote on the frequency of future “say-on-pay” advisory votes (referred to as a “say-on-frequency” vote) at our 2022 annual meeting of shareholders, pursuant to which the majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual say-on-pay vote. The annual vote will continue unless our stockholders vote, at our 2028 annual meeting of stockholders, to approve a different say-on-pay vote frequency, as required pursuant to Section 14(A) of the Exchange Act. Our Board believes that an annual advisory vote on a resolution to approve executive compensation allow our stockholders to provide us with their regular, direct input on our compensation philosophy, policies and practices.

Use of Peer Group Data

As noted above, the Compensation Committee engaged Pay Governance to prepare comparative compensation reports for the Compensation Committee in order to assist the Compensation Committee and the Company in setting compensation levels and targets for the Named Executive Officers, other members of senior management and non-employee directors. The Pay Governance comparative compensation reports were based upon publicly disclosed data from a peer group described below, as well as general industry compensation survey data. The comparative compensation reports also contained recommendations on the Company’s compensation policies for both our Named Executive Officers and senior management, and for its non-employee directors. Pay Governance also provided the Compensation Committee with detailed analysis on the Company’s compensation programs in terms of design, metrics and time horizons for payouts (including long-term incentive vesting schedules) to evaluate how the Company’s programs compare with (i) peer group companies and general industry data included within the data and (ii) Pay Governance’s assessment of best practices.

Representatives of Pay Governance participated in six of the Compensation Committee’s meetings during the 2022 fiscal year to describe and discuss the results of their analysis during the year. The Compensation Committee used the results of these reports and analysis in setting the compensation levels and target compensation awards, including performance- and service-based vesting criteria, where applicable, for the Company’s Named Executive Officers and directors for the 2022 fiscal year.

In recommending a peer group to the Compensation Committee, Pay Governance used the following targeted selection criteria: (a) companies with comparable business operations with a primary focus on healthcare services and/or healthcare technology, (b) companies with comparable revenue, revenue growth rates and market capitalization, and (c) companies completing relatively recent IPOs. The peer group used for executive officer and non-employee director compensation comparison purposes in the 2022 fiscal year consisted of the following companies:

1Life Healthcare, Inc.	agilon health, inc.
Alignment Healthcare, Inc.	Amedisys, Inc.
Cano Health, Inc.	Change Healthcare, Inc.
Davita, Inc.	DexCom, Inc.
GoodRx Holdings, Inc.	HealthEquity, Inc.
InnovAge Holding Corp.	Inovalon Holdings, Inc.
Insulet Corporation	Masimo Corporation
Privia Health Group	Bright Health Group, Inc.
Signify Health, Inc.	Teladoc Health, Inc.
Veeva Systems Inc.

The Compensation Committee considered the peer group at its meeting in July 2022 and determined that, aside from removing Inovalon Holdings, Inc. due to its acquisition, no changes to the peer group were necessary for the 2023 fiscal year and therefore the peer group for fiscal year 2023 (the “2023 Peer Group”) continues to consist of the same companies as those listed above for the 2022 fiscal year (aside from Inovalon Holdings, Inc.). At the time the 2023 Peer Group was approved, the Company’s revenue, market capitalization and number of employees was positioned at the 51st, 50th and 71st percentiles, respectively, compared to its peers.

Risks Arising From Compensation Programs

In conjunction with Pay Governance, we conducted a risk assessment focused on our key compensation programs, policies and practices. The analysis was reviewed with the Compensation Committee. The review and analysis did not identify any compensation programs, policies or practices that create incentives to take risks that are reasonably likely to have a material adverse effect on our Company.

In reaching this conclusion, the Compensation Committee considered both the practices used to help mitigate risk including use of an appropriate peer group, a mix of short- and long-term incentives, performance metrics that correlated with our business strategy, best practices such as stock ownership guidelines, caps on cash incentive plan payouts, and the use of multi-year vesting schedules. In addition, the Compensation Committee provides close oversight of our compensation programs, including a significant level of engagement, self-assessment and executive session discussions.

Elements of Compensation

Our current executive compensation program, which was set by our Compensation Committee, consists of the following components:

•	base salary;

•	annual cash incentive awards linked to our overall performance, which our executive officers may elect to receive in the form of performance-based restricted stock units;

•	periodic grants of long-term equity-based compensation, such as restricted stock units or options, which may be subject to performance vesting conditions;

•	other executive benefits and perquisites; and

•	in some cases, employment agreements, which contain certain termination benefits.

We combine these elements in order to formulate compensation packages that provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of our executive officers and other senior personnel with those of our shareholders.

Pay Mix

We utilize the particular elements of compensation described above because we believe that they provide a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards. By following this approach, we provide the executive a measure of security in the minimum expected level of compensation, while motivating our executives to focus on business metrics that will produce a high level of short-term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual performance bonus and long-term incentive program likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For our Named Executive Officers, the mix of compensation is heavily weighted toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, as compensation is variable based on Company performance and ultimately aligned with shareholder interests.

Base Salary

The base salary established for each of our Named Executive Officers is intended to reflect each individual’s responsibilities, experience, prior performance and other discretionary factors deemed relevant by our Compensation Committee and, in the case of Named Executive Officers other than our Chief Executive Officer, the Chief Executive Officer. Base salary is also designed to provide our Named Executive Officers with steady cash flow during the course of the fiscal year that is not contingent on short-term variations in our corporate performance. Our Compensation Committee, and in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer determine market level compensation for base salaries based on our executives’ experience in the industry with reference to the base salaries of similarly situated executives in other companies of similar size and stage of development operating in the healthcare industry. This determination is informal and based primarily on the general knowledge of our Compensation Committee and in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer of the compensation practices within our industry.

With these principles in mind, base salaries are reviewed generally during the first quarter of the fiscal year by our Compensation Committee and may be adjusted from time to time based on the results of this review. In past years, our Compensation Committee and, in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer reviewed the performance of all executive officers, and based on this review and any relevant informal competitive market data made available to them during the past year (through informal discussions with recruiting firms, research and informal comparisons based on our Compensation Committee’s and, in the case of Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer’s, personal knowledge of the competitive market), set the executive compensation package for each executive officer for the coming year.

From the 2021 fiscal year to the 2022 fiscal year, base salaries for Mr. Pykosz and Mr. Cook remained the same while the base salaries for Mr. Clem and Mr. Guenthner increased from $376,200 and $340,173 to $400,000 and $350,000, respectively, due to market rate adjustments. Mr. Price’s base salary from the 2021 fiscal year to the 2022 fiscal year decreased from $510,000 to $330,000 due to a change in scope of his duties.

The annualized base salaries of our Named Executive Officers in effect as of December 31, 2022 were as follows:

Named Executive Officer	2022 Annualized Base Salary ($)
Mike Pykosz	561,000
Timothy Cook	408,000
Geoffrey Price	330,000
Brian Clem	400,000
Robert Guenthner	350,000

The base salaries earned by our Named Executive Officers in the 2022 fiscal year are set forth in the Summary Compensation Table below.

Annual Incentive Compensation

Cash Incentive Awards

Our Named Executive Officers are participants in the Company’s Management Bonus Plan pursuant to which they are eligible to receive annual cash incentive awards, which are intended to reward them based on Company financial performance. For fiscal year 2022, participants of the Management Bonus Plan could elect to forego their annual cash bonus in favor of performance-based restricted stock units (“PSUs”). NEOs who elected to forego their annual incentive cash bonus in favor of PSUs received a 10% premium on their bonus target.

Messrs. Pykosz, Cook, Price, and Guenthner elected to forego their cash bonus in favor of PSUs, which arrangements are discussed below under “Performance-Based Restricted Stock Units.”

For our executives that elected to receive their annual cash bonus, including Mr. Clem, our Compensation Committee and Board assessed performance against goals and targets that were established for the fiscal year by our Board in the first quarter of the 2022 fiscal year. Each performance goal was assigned a “target” level of performance and certain of the performance goals for the 2022 fiscal year included a “stretch” level at which the award opportunity was capped, resulting in a payout scale of 0-170% of target. Achievement of the target performance level would earn the target award, and achievement at or above the stretch performance level (where applicable) would earn a multiple of the target opportunity. Achievements falling below the target or between the target and stretch levels would result in a pro-rated payout. If threshold levels are not achieved, the performance measure is not earned. The performance goals used to determine cash incentive awards for the 2022 fiscal year were based on EBITDA targets, at-risk patient count targets and quality-based goals. Patient Contribution, which is capitated revenue less medical claims expense, is our highest level profit metric that we track and this metric is directly tied to Adjusted EBITDA and platform contribution (as discussed below Pay Mix—Long-Term Equity-Based Compensation).

The following chart summarizes the performance metrics, weightings and criteria ranges, performance-based eligibility ranges, actual performance and eligible payout percentages for the components of the fiscal year 2022 cash incentive awards:

Metric	Weighting (%)	Threshold ($)		Target ($)		Maximum ($)		Actual Earned ($)		Actual Earned (%)
Adjusted EBITDA	45%	(357.682M	)	(292.266M	)	(226.349M	)	(286.385M	)	54.5%
At-Risk Membership	45%	144,800		181,000		199,100		170,500		35.5%
Subtotal										90.0%
Kicker(1)										0.0%
Quality(2)	10%							Gold		10.0%
Total Payout										100.0%

(1)	If both performance metrics achieve target performance or better, an additional 10% is awarded. This was not achieved in the 2022 fiscal year.
(2)	If the Company’s overall quality score is Gold, the highest level available, an additional 10% is awarded. This was achieved in the 2022 fiscal year.

The incentive opportunity for Mr. Clem is expressed as a percentage of base salary. Target annual incentive opportunities and related incentive payments earned for performance for the 2022 fiscal year were as follows:

Named Executive Officer	Annual Incentive Target (% of Base Salary)	Annual Incentive Target ($)	Actual Annual Incentive Earned (% of Target)	Actual Annual Incentive Earned ($)
Brian Clem	80%	300,000	100%	300,000

Performance-Based Restricted Stock Units

The Company believes that PSUs incentivize our executive officers to focus on critical operating performance objectives that translate to sustainable shareholder returns over the long-term. Pursuant to certain NEO’s election to forego their annual incentive cash bonus, the Company issued PSUs, which units will vest and be settled in April 2023, subject in each case, to the same performance metrics, weightings and criteria ranges, performance-based eligibility ranges, actual performance and eligible payout percentages as the 2022 cash incentive awards described above. NEOs who elected to forego their annual incentive cash bonus in favor of PSUs received a 10% premium on their bonus target.

Under the PSU award agreements, in the event the company experiences a Change in Control (as defined in the PSU award agreement), awards will automatically become earned and payable at the greater of: (i) 100% or (ii) the percentage determined based on the performance level for the performance period. Target PSUs and PSUs earned for performance for the 2022 fiscal year were as follows:

Named Executive Officer	PSU Target (% of Base Salary)	PSU Premium(1) (% of Base Salary)	Target PSUs (#)	Actual PSUs Earned (% of Target)	Actual PSUs Earned (#)	Value(2) ($)
Mike Pykosz	80%	8%	25,605	100%	25,605	904,369
Timothy Cook	75%	8%	17,458	100%	17,458	616,617
Geoffrey Price	60%	6%	11,296	100%	11,296	398,975
Robert Guenthner	60%	6%	11,981	100%	11,981	423,169

(1)	The percentages in this column represent the 10% increase that each NEO who elected to forego their annual incentive cash bonus in favor of PSUs received.
(2)	For purposes of the table, this value is based on our stock price of $35.32 on March 1, 2023; however, we anticipate that these awards will be settled in April 2023.

Long-Term Equity-Based Compensation

Our Compensation Committee and Board believe that equity-based compensation is an important component of our executive compensation program and that providing a significant portion of our Named Executive Officers’ total compensation package in equity-based compensation aligns the incentives of our executives with the interests of our shareholders and with our long-term corporate success. Additionally, our Compensation Committee and Board believe that equity-based compensation awards enable us to attract, motivate, retain and adequately compensate executive talent. To that end, we have awarded our Named Executive Officers with long-term equity-based compensation in the form of time-based stock options (“Options”), performance-based stock options (“PSOs”), time-based restricted stock units (“RSUs”) and PSUs (as described above). In 2022, no Options were granted to our Named Executive Officers. Our Compensation Committee and Board believe equity awards provide executives with a significant long-term interest in our success by rewarding the creation of shareholder value over time.

Our Compensation Committee considers competitive market data as one of many factors taken into consideration when determining the size of equity grants for our executive officers. Our Compensation Committee also considers the executive officer’s current position with our company, the size of their total compensation package and the amount of existing vested and unvested equity awards, if any, then held by the employee.

Restricted Stock Units

Our Compensation Committee awards RSUs for consistent alignment between executives and shareholders and for retention purposes. RSUs provide recipients with the opportunity for capital accumulation, leading to retention and stock ownership and a more predictable long-term incentive value than is provided by PSOs. RSUs awarded in 2022 generally vest in one-fourth increments over a four-year vesting period. RSUs, if earned, will be settled in shares of our common stock.

Performance-Based Stock Options

The Company issued PSOs during the first quarter of 2022, with 50% of the option shares eligible for vesting on or after December 31, 2023 on the date our Compensation Committee certifies the achievement of the performance metric for the first performance period and the remaining 50% of the option shares are eligible for vesting on or after December 31, 2024 on the date our Compensation Committee certifies the achievement of the performance metric for the second performance period, subject in each case to the satisfaction of certain performance-based metrics. The performance metric for the PSOs is based on satisfaction of certain thresholds related to platform contribution. Platform contribution means the amount calculated by the following formula: (i) total gross revenue for each of the Company’s care delivery centers minus, (ii) for each such center, the sum of (a) medical claims expense and (b) cost of care, excluding depreciation and amortization for the applicable period. As discussed above, platform contribution is also driven by Patient Contribution. The PSOs generally expire ten years from the date of the grant. In the event that the Company experiences a Change in Control (as defined in the PSO award agreement), unvested PSOs shall automatically vest at the greater of: (1) the target vesting percentage; or (2) the vesting percentage determined based on the platform contribution for each performance period. Due to the taxation of stock options, each NEO was granted a number of PSOs equal to the maximum payout level. Any PSOs not earned pursuant to the actual achievement of the performance metrics will be forfeited. The Company estimates compensation expense based on the grant date fair value of the awards and recognizes the expense on a graded vesting basis over the vesting period of the awards. Compensation expense for these awards is recognized only if the Company has determined that it is probable that the performance condition will be met. The Company reassesses the probability of vesting at each reporting period and adjusts compensation expense based on the probability assessment.

Other Benefits and Perquisites

In addition to the benefits discussed above, pursuant to the 2020 Employee Stock Purchase Plan (the “ESPP”), the Company may grant options to employees that are intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Internal Revenue Code (the “Code”). Each offering period is approximately six months in duration commencing on January and July 1 of each year and terminating on June 30 or December 31 of the same year. The ESPP allows participants to purchase common stock through payroll deductions of up to 15% of their eligible compensation. The purchase price of the shares will be 85% of the lower of the fair market value of our common stock on the grant date or purchase date. As of December 31, 2022, 382,255 shares of common stock have been purchased under our ESPP.

We also provide the following benefits to our Named Executive Officers on the same basis as other eligible employees:

•	health insurance;

•	vacation, personal holidays and sick days;

•	life insurance and supplemental life insurance;

•	short-term and long-term disability; and

•	a 401(k) plan with matching contributions.

We believe these benefits are generally consistent with those offered by companies with which we compete for talent.

We also provide supplemental long-term disability insurance to a group of our executives, including our Named Executive Officers.

Employment Agreements and Severance

We believe that a strong, experienced management team is essential to the best interests of the Company and our shareholders. We have entered into employment agreements with our Named Executive Officers which provide for certain benefits upon a qualifying termination of employment. These benefits, which are payable only if the executive is terminated by the Company without “cause” or if the Named Executive Officer terminates their employment for “good reason,” each as defined in the Named Executive Officer’s employment agreement, are described and quantified under the heading “Employment Agreements” below.

Executive Stock Ownership

Our executive officers must own shares of our common stock in an amount equal to a multiple of their base salaries. Stock ownership aligns management’s interests with those of our shareholders and provides a continuing incentive for management to focus on long-term growth. Under our executive stock ownership guidelines, our Chief Executive Officer must own shares worth six times his base salary and the other executive officers must own shares worth either two or three times, depending upon their position, their base salaries. Executive officers who become subject to the guidelines have five years from the date of hire or change in status, whichever is later, to comply with the ownership requirements, but must retain all options and equity grants until required ownership levels are met. Each of our Named Executive Officers is in compliance with the guidelines.

Clawback Policy

In the 2021 fiscal year, we adopted a policy allowing our Compensation Committee to “claw back” performance-based and discretionary awards if an underlying performance or other metric considered by the Compensation Committee in approving an award is corrected, adjusted or deemed to be false. The Compensation Committee is reviewing the final rule issued by the SEC implementing the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to recoupment of incentive-based compensation and will, if necessary, amend the Company’s current clawback policy to ensure it is compliant when the NYSE adopts listing standards in accordance with the final rules.

Hedging Transactions

Pursuant to a written policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including hedging or monetization transaction mechanisms such as the use of financial instruments including prepaid variable forwards, equity swaps, collars and exchange funds. Additionally, directors, officers and other employees are prohibited from holding our securities in a margin account or otherwise pledging our securities as collateral for a loan.

Section 162(m) Compliance

Section 162(m) of the Code generally limits, for U.S. corporate income tax purposes, the annual tax deductibility of compensation paid to certain current and former executive officers to $1 million. Although we believe that tax deductibility of executive compensation is an important consideration, our Compensation Committee in its judgement may, nevertheless, authorize compensation payments that are not fully tax deductible, and/or modify compensation programs and practices without regard for tax deductibility when it believes that such compensation is appropriate. We do not provide tax gross-ups for our Named Executive Officers.

Section 280G Compliance

Section 280G of the Code disallows a tax deduction with respect to “excess parachute payments” to certain executive officers of companies that undergo a change in control. In addition, Section 4999 of the Code imposes a 20% excise tax penalty on the individual receiving the “excess parachute payment.” Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans or programs and other equity-based compensation. “Excess parachute payments” are parachute payments that excess a threshold determined under Section 280G of the Internal Revenue Code based on an executive officer’s prior compensation. In approving compensation arrangements for our Named Executive Officers, the Compensation Committee considers all elements of the cost to us of providing such compensation, including the potential impact of Section 280G of the Code. However, the Compensation Committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility of Section 280G of the Code and the imposition of excise taxes under Section 4999 of the Code when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A Compliance

Another section of the Code, Section 409A, affects the manner by which deferred compensation opportunities are offered to our employees because Section 409A requires, among other things, that “non-qualified deferred compensation” be structured in a manner that limits employees’ abilities to accelerate or further defer certain kinds of deferred compensation. We intend to operate our existing compensation arrangements that are covered by Section 409A in accordance with the applicable rules thereunder, and we will continue to review and amend our compensation arrangements where necessary to comply with Section 409A. To the extent applicable, our compensation arrangements are structured and interpreted to comply with, or be exempt from, Section 409A and the regulations and other interpretive guidance that may be issued under Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on its review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

Julie Klapstein

Paul Kusserow

Robbert Vorhoff

Srdjan Vukovic

2022 Summary Compensation Table

The following table sets forth certain information with respect to compensation for the three most recent fiscal years earned by, awarded to or paid to our Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)		Stock Awards(2)(3) ($)		Non-equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Mike Pykosz, Chief Executive Officer	2022	561,000	—	12,399,994		618,848		—	15,296	13,595,138
	2021	561,000	—	—		—		310,794	14,696	886,490
	2020	579,319	—	25,339,908	(6)	47,225,364	(6)	392,700	11,400	73,548,692
Timothy Cook, Chief Financial Officer	2022	408,000	—	3,167,973		1,521,939		—	15,814	5,113,726
	2021	408,000	—	999,990		999,995		211,905	8,132	2,628,023
Geoffrey Price, Chief Innovation Officer	2022	348,000	—	2,518,233		1,472,991		—	15,296	4,354,519
	2021	510,000	—	—		—		264,881	14,696	789,577
	2020	526,654	51,145	15,393,149	(6)	37,211,619	(6)	306,000	11,400	53,499,967
Brian Clem, President and Chief Operating Officer	2022	400,000	—	3,167,973		1,099,996		300,000	15,550	4,983,519
	2021	376,200	—	799,992		799,996		196,096	14,950	2,187,234
Robert Guenthner, Chief Legal Officer	2022	350,000	—	1,699,739		814,565		—	11,048	2,875,352
	2021	340,173	—	399,996		399,998		141,575	10,874	1,292,616

(1)

For the 2022 fiscal year, the amounts reported in this column represent the aggregate grant date fair value of PSOs, computed in accordance with Topic 718, which assumed the maximum level of performance conditions.

Due to the taxation of stock options, each NEO was granted a number of PSOs equal to the maximum payout level. Any PSOs not earned pursuant to the actual achievement of the performance metrics will be forfeited. The target values of the PSOs are as follows: Mr. Pykosz $6,199,997; Mr. Cook $1,583,987; Mr. Price $1,259,117; Mr. Clem $1,583,987 and Mr. Guenthner $849,870.

The assumptions used in calculating the grant date fair value of the PSOs reported in this column pursuant to Topic 718 are set forth in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The amounts reported in this column reflect the accounting cost for these PSOs and do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for the option awards. For further detail regarding these awards, see “Pay Mix—Long-Term Equity-Based Compensation.”

(2)	For the 2022 fiscal year, the amounts reported in this column represent the aggregate grant date fair value of RSUs and PSUs calculated in accordance with Topic 718.

Of the PSUs reflected in this column for 2022, the amount specified below for each NEO represents awards subject to performance and market conditions, which are valued at the grant date based on probable achievement at target levels:

Mr. Pykosz $618,848; Mr. Cook $421,943; Mr. Price $273,016; and Mr. Guenthner $289,570.

The grant date fair value of the above PSUs for 2022 would equal the following for each NEO assuming achievement of the highest level of performance conditions:

Mr. Pykosz $1,052,029; Mr. Cook $717,268; Mr. Price $464,102; and Mr. Guenthner $492,255.

The assumptions used in calculating the grant date fair value of the RSUs and PSUs pursuant to Topic 718 reported in this column are set forth in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. For further detail regarding these awards, see “Pay Mix—Long-Term Equity-Based Compensation.”

(3)

Participants to the Company’s Management Bonus Plan could elect to forego their annual cash bonus in favor of PSUs. For further detail regarding this arrangement, see Pay Mix—Annual Incentive Compensation.

(4)

Amounts represent compensation earned by each of our Named Executive Officers under the performance-based cash incentive bonus provided for under the Company’s Management Bonus Plan. For further detail regarding these payments, see “Pay Mix—Annual Incentive Compensation.”

(5)

For the 2022 fiscal year, amounts represent, (i) with respect to Messrs. Pykosz, Cook, Price and Clem, matching contributions under our 401(k) plan in the amount of $12,200 each, and $11,048 for Mr. Guenthner, and (ii) with respect to Messrs. Pykosz, Cook, Price, and Clem, supplemental long-term disability premiums paid by the Company in the amount of $3,096, $3,614, $3,096 and $3,350, respectively.

(6)

Amounts include the award of stock options and restricted shares as part of the pre-IPO conversion of each Named Executive Officer’s unvested incentive units granted prior to our IPO, which for accounting purposes were considered new equity grants at the IPO. The amounts reported reflect the accounting cost for these converted awards determined as of the date of our IPO and do not correspond to the actual economic value that may be ultimately realized by the Named Executive Officers for such awards.

2022 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the year ended December 31, 2022 with respect to our Named Executive Officers.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: Number of shares of stock or units(3) (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards(4)
Name	Grant date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mike Pykosz	2/21/22	(5)	—	—	—	396,419	792,838	1,585,677	—	—	15.75	12,399,994
	4/8/22	(6)	—	—	—	9,556	19,112	32,490	—	—	—	493,663
	4/27/22	(6)	—	—	—	3,246	6,493	11,038	—	—	—	125,185
Timothy Cook	2/21/22	(5)	—	—	—	70,332	140,664	281,329	—	—	15.75	2,199,993
	2/21/22		—	—	—	—	—	—	69,841	—	—	1,099,996
	4/8/22	(6)	—	—	—	6,515	13,031	22,152	—	—	—	336,591
	4/27/22	(6)	—	—	—	2,213	4,427	7,525	—	—	—	85,353
	10/12/22	(5)	—	—	—	18,250	36,500	73,000	—	—	21.96	967,980
Geoffrey Price	2/21/22	(5)	—	—	—	70,332	140,664	281,329	—	—	15.75	2,199,993
	2/21/22		—	—	—	—	—	—	69,841	—		1,099,996
	4/8/22	(6)	—	—	—	4,216	8,432	14,334	—	—	—	217,799
	4/27/22	(6)	—	—	—	1,432	2,864	4,868	—	—	—	55,218
	7/28/22		—	—	—	—	—	—	3,486	—	—	99,978
	10/12/22	(5)	—	—	—	6,000	12,000	24,000	—	—	21.96	318,240
Brian Clem	1/1/22		150,000	300,000	510,000	—	—	—	—	—	—	—
	2/21/22		—	—	—	—	—	—	69,841	—	—	1,099,996
	2/21/22	(5)	—	—	—	70,332	140,664	281,329	—	—	15.75	2,199,993
	10/12/22	(5)	—	—	—	18,250	36,500	73,000	—	—	21.96	967,980
Robert Guenthner	2/21/2022	(5)	—	—	—	33,567	67,135	134,271	—	—	15.75	1,049,999
	2/21/2022		—	—	—	—	—	—	33,333	—	—	524,995
	4/8/2022	(6)	—	—	—	4,471	8943	15,203	—	—	—	230,998
	4/27/2022	(6)	—	—	—	1,519	3038	5,164	—	—	—	58,573
	10/12/2022	(5)	—	—	—	12,250	24,500	49,000	—	—	21.96	649,740

(1)

These amounts represent the possible performance-based cash incentive awards payable under our Management Bonus Plan. See the column captioned “Non-equity Incentive Plan Compensation” in the Summary Compensation Table for actual payout amounts in the 2022 fiscal year. See also “Pay Mix— Annual Incentive Compensation” for additional information about our cash incentive awards.

(2)	These amounts represent the number of PSUs and the number of shares underlying PSOs to be paid out or vested upon satisfaction of the conditions under the applicable award agreements.

(3)	Represents RSUs which vest in four equal tranches on each of February 21, 2023, February 21, 2024, February 21, 2025 and February 21, 2026.
(4)

For stock awards, represents the value of RSUs based on the closing market price of our common stock on the grant date. For Options, represents the grant date fair value of stock options granted based on a value of $7.8199 for PSO grants on February 21, 2022 and $13.26 on PSO grants on October 12, 2022 per share, calculated using the Black-Scholes option pricing model. For PSUs and PSOs, represents the value at the grant date based upon the probable outcome of the relevant performance-based conditions.

(5)

Represents PSOs which vest 50% on or after December 31, 2023 on the date our Compensation Committee certifies the achievement of the performance metric for the first performance period and 50% on or after December 31, 2024 on the date our Compensation Committee certifies the achievement of the performance metric for the second performance period, subject in each case to the satisfaction of certain performance-based metrics, as described above under “Pay Mix—Long-Term Equity-Based Compensation”.

(6)	Represent PSUs which vest and will be settled in April 2023, subject to certain performance metrics, as described above under “Pay Mix— Annual Incentive Compensation”.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2022. The market value of the shares in the following table is the fair value of such shares on December 31, 2022.

	Option Awards							Stock awards
Name	Grant Date		Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1) ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested(2) (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested(1) ($)
Mike Pykosz	2/21/2022	(3)	—	—	1,585,677	15.75	2/21/2032	—	—	—	—
	4/27/2022	(4)	—	—	—	—	—	—	—	6,493	139,664
	4/8/2022	(4)	—	—	—	—	—	—	—	19,112	411,099
	8/5/2020	(6)	3,358,895	1,755,795	—	21.00	8/5/2030	—	—	—	—
	8/10/2020	(7)	—	—	—	—	—	1,683,972	36,222,238	—	—
Timothy Cook	10/12/2022	(3)	—	—	73,000	21.96	10/12/2032	—	—	—	—
	4/27/2002	(4)	—	—	—	—	—	—	—	4,427	95,225
	4/8/2022	(4)	—	—	—	—	—	—	—	13,031	280,297
	2/21/2022	(3)	—	—	281,329	15.75	2/21/2032	—	—	—	—
	2/21/2022	(5)	—	—	—	—	—	69,841	1,502,280	—	—
	2/22/2021	(8)	8,713	26,142	—	59.63	2/22/2031	—	—	—	—
	2/22/2021	(9)	—	—	—	—	—	12,578	270,553	—	—
	8/10/2020	(10)	—	—	—	—	—	861,397	18,528,649	—	—
	8/5/2020	(11)	253,252	228,682	—	21.00	8/5/2030	—	—	—	—
Geoffrey Price	10/12/2022	(3)	—	—	24,000	21.96	10/12/2032	—	—	—	—
	7/28/2022		—	—	—	—	—	3,486	74,984
	4/27/2022	(4)	—	—	—	—	—	—	—	2,864	61,605
	4/8/2022	(4)	—	—	—	—	—	—	—	8,432	181,372
	2/21/2022	(3)	—	—	281,329	15.75	2/21/2032	—	—	—	—
	2/21/2022	(5)	—	—	—	—	—	69,841	1,502,280	—	—
	8/5/2020	(12)	2,073,071	926,210	—	21.00	8/5/2030	—	—	—	—
	8/10/2020	(13)	—	—	—	—	—	900,018	19,359,387	—	—
Brian Clem	10/12/2022	(3)	—	—	73,000	21.96	10/12/2032	—	—	—	—
	2/21/2022	(3)	—	—	281,329	15.75	2/21/2032	—	—	—	—
	2/21/2022	(5)	—	—	—	—	—	69,841	1,502,280	—	—
	2/22/2021	(14)	6,971	20,913	—	59.63	2/22/2031	—	—	—	—
	2/22/2021	(15)	—	—	—	—	—	10,062	216,434	—	—
	8/10/2020	(16)	—	—	—	—	—	222,214	4,779,823	—	—
	8/5/2020	(17)	129,408	68,732	—	21.00	8/5/2030	—	—	—	—
Robert Guenthner	10/12/2022	(3)	—	—	49,000	21.96	10/12/2032	—	—	—	—
	4/27/2022	(4)	—	—	—	—	—	—	—	3,038	65,347
	4/8/2022	(4)	—	—	—	—	—	—	—	8,943	192,364
	2/21/2022	(3)	—	—	134,271	15.75	2/21/2032	—	—	—	—
	2/21/2022	(5)						33,333	716,993	—	—
	2/22/2021	(14)	3,485	10,457	—	59.63	2/22/2031	—	—	—	—
	2/22/2021	(15)						5,031	108,217	—	—
	8/10/2020	(18)	—	—	—	—	—	9,277	199,548	—	—
	8/5/2020	(19)	210,661	9,745	—	21.00	8/5/2030	—	—	—	—

(1)	Calculated by multiplying the number of shares or units of stock that have not vested by the closing price of the Company’s common stock as reported on the NYSE on December 30, 2022 of $21.51.
(2)	Represents the number of PSUs outstanding based on the achievement of the threshold level of performance conditions.
(3)

Represents PSOs (at maximum level of performance achievement) which vest 50% on or after December 31, 2023 on the date our Compensation Committee certifies the achievement of the performance metric for the first performance period and 50% on or after December 31, 2024 on the date our

Compensation Committee certifies the achievement of the performance metric for the second performance period, subject in each case to the satisfaction of certain performance-based metrics, as described above under “Pay Mix—Long-Term Equity-Based Compensation”.
(4)	Represent PSUs which vest and will be settled in April 2023, subject to certain performance metrics, as described above under “Pay Mix— Annual Incentive Compensation”.
(5)

Represents RSUs which vest, subject to continuous service through each vesting date, in four substantially equal installments, subject to continuous service through each vesting date, on each of February 21, 2023, February 21, 2024, February 21, 2025 and February 21, 2026.

(6)

Represents an award of stock options granted to Mr. Pykosz on August 5, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 167,633 on January 1, 2023; 848 on February 15 and May 15 2023; 206,275 on March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 13,556 on June 14, 2023; 335,262 on August 5, 2023; and 206,273 on June 11, 2024.

(7)

Represents an award of restricted shares granted to Mr. Pykosz on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units, which pursuant to the accounting rules was treated as a new equity grant at the IPO. The unvested restricted shares vest as follows, subject to continuous service through each vesting date: 2,058 on February 15 and May 15, 2023; 194,707 on March 11, June 11 September 11 and December 11, 2023 and March 11, 2024; 159,570 on January 1, 2023; 32,906 on June 14, 2023; 319,139 on August 10, 2023; and 194,706 on June 11, 2024.

(8)

Represents an award of stock options granted to Mr. Cook on February 2, 2021 under the 2020 Plan. The unvested stock options will vest and become exercisable, subject to continuous service through each vesting date, in equal installments on each of February 1, 2023, February 1, 2024 and February 1, 2025.

(9)

Represents an award of restricted stock units issued to Mr. Cook under the 2020 Plan. The unvested units will vest, subject to continuous service through each vesting date, as follows: 4,193 on February 1, 2023; 4,192 on February 1, 2024; and 4,193 on February 1, 2025.

(10)

Represents an award of restricted shares granted to Mr. Cook on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units, which pursuant to the accounting rules was treated as a new equity grant at the IPO. The unvested restricted shares vest, subject to continuous service through each vesting date, as follows: 49,783 on February 20, May 20, August 20, 2023; and 712,048 on August 10, 2023.

(11)

Represents an award of stock options granted to Mr. Cook on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 12,036 on February 20, May 20 and August 20, 2023; and 192,574 on August 5, 2023.

(12)

Represents an award of stock options granted to Mr. Price on August 5, 2020 as part of the pre-IPO equity conversion of his unvested incentive units. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 130,597 on January 1, 2023; 848 on February 15 and May 15, 2023; 86,527 on March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 13,556 on June 14, 2023; 261,195 on August 5, 2023; and 86,531 on June 11, 2024.

(13)

Represents an award of restricted shares granted to Mr. Price on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units, which pursuant to the accounting rules was treated as a new equity grant at the IPO. The unvested restricted shares vest as follows, subject to continuous service through each vesting date: 124,316 on January 1, 2023; 2,058 on February 15, and May 15, 2023; 81,675 on March 11, June 11, September 11 and December 11, 2023, and March 11, 2024; 32,906 on June 14, 2023; 248,633 on August 10, 2023; and 81,672 on June 11, 2024.

(14)

Represents an award of stock options granted under the 2020 Plan. The unvested stock options will vest and become exercisable, subject to continuous service through each vesting date, in substantially equal installments on each of February 1, 2023; February 1, 2024; and February 1, 2025.

(15)

Represents an award of restricted stock units granted under the 2020 Plan. The unvested units will vest, subject to continuous service through each vesting date, in equal installments on each of February 1, 2023, February 1, 2024 and February 1, 2025.

(16)

Represents an award of restricted shares granted to Mr. Clem on August 10, 2020. The unvested restricted shares vest as follows: 11,314 on February 8 and May 8, 2023; 181,032 on June 11, 2023; and 18,554 on August 10, 2023.

(17)

Represents an award of stock options granted to Mr. Clem on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable as follows, subject to continuous service through each vesting date: 2,735 on February 8, and May 8, 2023; 43,771 on June 11, 2023; and 19,491 August 5, 2023.

(18)

Represents an award of restricted shares granted to Mr. Guenthner on August 10, 2020 as part of the pre-IPO equity conversion of his unvested incentive units, which pursuant to the accounting rules was treated as a new equity grant at the IPO. The unvested restricted shares vest on August 10, 2023, subject to continuous service through the vesting date.

(19)

Represents an award of stock options granted to Mr. Guenthner on August 5, 2020 under the 2020 Plan. The unvested stock options will vest and become exercisable on August 5, 2023, subject to continuous service through the vesting date.

Option Exercises and Stock Vested—2022

The following table sets forth certain information with respect to the vesting of stock awards or exercise of stock options during the fiscal year ended December 31, 2022 with respect to our Named Executive Officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Mike Pykosz	—	—	2,278,967	58,817,353
Timothy Cook	—	—	203,372	4,073,673
Geoffrey Price	—	—	1,791,587	48,543,506
Brian Clem	—	—	210,928	5,484,312
Robert Guenthner	—	—	316,645	9,076,178

(1)

Value realized on vesting of restricted stock units and restricted shares equals the market value of our common stock on vesting, defined as the closing price on the date of vesting, multiplied by the number of shares that vested pursuant to such award.

Pension Benefits

Our Named Executive Officers did not participate in or have account balances in qualified or nonqualified defined benefit plans sponsored by us. Our Board or Compensation Committee may elect to adopt qualified or nonqualified benefit plans in the future if it determines that doing so is in our best interest.

Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Board or Compensation Committee may elect to provide our executive officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interest.

Employment Agreements

We have entered into employment agreements with each of our Named Executive Officers providing for at-will employment. Each employment agreement sets forth the Named Executive Officer’s initial annual base salary and target and maximum bonus opportunity (or, in the case of Mr. Clem, eligibility to receive discretionary bonuses), among other terms and conditions. The Named Executive Officers base salaries and participation in our annual cash incentive are described in further detail under the headings “Pay Mix—Base Salary” and “Pay Mix—Non-Equity Incentive Compensation” above.

The employment agreements with each of Messrs. Pykosz and Price provide that, upon a termination of employment by us for any reason other than for “cause,” or by the Named Executive Officer for “good reason,” (each as defined below) then, subject to the execution and delivery by the Named Executive Officer of a release claims in favor of the Company, he will be entitled to receive, for a period of up to three years, a monthly severance payment equal to 1/12 of the annualized average of the last three years of the Named Executive Officer’s base salary plus bonus. The Company may elect to pay the severance above for a period of less than three years (but no less than one year) by giving notice to the Named Executive Officer, at which point both the severance payments and the Named Executive Officer’s obligations under the non-competition and non-solicitation provisions of the employment agreement will immediately cease.

The employment agreements with each of Messrs. Cook and Guenthner provide that, upon a termination of employment by us for any reason other than for “cause,” or by the Named Executive Officer for “good reason,” (each as defined below), then, subject to the execution and delivery by the Named Executive Officer of a release claims in favor of the Company, he will be entitled to receive a severance, payable in equal monthly installments for a period of one year (or, in the case of Mr. Guenthner, a minimum of 12 months and up to 36 months if the Company elects to continue the restrictive covenants beyond 12 months following such termination of employment), in the amount of (i) for Mr. Cook, 1.6 times his then current base salary and (ii) for Mr. Guenthner, the sum of his then current base salary and the average of the last two discretionary bonuses paid to him prior to such termination of employment. In addition, for a period of up to 12 months following the date of such termination, Mr. Guenthner (and his eligible dependents, if applicable) will be entitled to continued coverage under any health, medical, dental, vision or life insurance program or policy in which the Mr. Guenthner participated as of the date of such termination, at the same cost to him as if he remained an active employee during such period. Mr. Clem’s employment agreement does not provide for severance benefits upon termination of his employment.

For the purposes of the employment agreements with each of Messrs. Pykosz and Price:

“Cause” means (i) a conviction (including a guilty plea or plea of nolo contendere) of any crime or offense that constitutes a felony under federal or state law or other crime involving moral turpitude or any other act or omission involving fraud with respect to the Company; (ii) commission of an act of gross negligence or intentional misconduct, in each case resulting in any material detriment to the Company; (iii) knowingly aiding or abetting a competitor, supplier or customer of the Company in a manner that would violate the duty of loyalty to the Company; or (iv) failure to comply with the lawful direction of our Board, the written Company policies, or a material breach of any provision of the employment agreement (other than due to physical or mental incapacity), which failure continues for 30 days (other than with respect to any such failure or breach which cannot be cured within such period) following receipt of the applicable notice, or which failure represents a pattern of failing to comply with the lawful and reasonable direction of our Board.

“Good Reason” means the occurrence of any of the following events without the express written consent of the executive, subject to notice and cure periods: (i) a material diminution in the Named Executive Officer’s duties and/or responsibilities; (ii) a material reduction in base salary; (iii) a material relocation of the Named Executive Officer’s principal base of operation; or (iv) any other material breach of the employment agreement by the Company.

For the purposes of the employment agreements with each of Messrs. Cook and Guenthner:

“Cause” means the executive’s (i) engagement in a felony or other crime involving dishonesty or moral turpitude; (ii) fraud, embezzlement, theft or any misappropriation of funds, money, assets or other property of the Company or any of its affiliates; (iii) willful failure to perform duties, or gross negligence in the performance of the Named Executive Officer’s duties and responsibilities to the Company and its affiliates, or willful failure to follow the lawful directives of our Board or such other person or body to whom the Named Executive Officer reports, which remains uncured ten days after the Named Executive Officer receives written notice; (iv) material breach of the employment agreement or any other written agreement between the executive and the Company or its affiliates; or (v) attempt to willfully obtain any personal profit from any transaction in which the Named Executive Officer has an interest not disclosed to our Board which is adverse to the interests of the Company or any of its controlled affiliates.

“Good Reason” means: (i) a material reduction in compensation; (ii) a material and adverse diminution in title, duties and responsibilities or material change in reporting relationship (by position); (iii) a relocation of the executive’s principal place of work in excess of 50 miles from the current location or; (iv) any material breach by the Company of the employment agreement, in each case, unless such circumstances are isolated and inadvertent by the Company, are not in bad faith and are cured within the applicable cure period.

Non-Competition and Non-Solicitation

The employment agreements with each of Messrs. Pykosz and Price include non-competition and non-solicitation covenants that continue for a period of three years following the Named Executive Officer’s termination of employment (or earlier, if the Named Executive Officer is receiving severance payments and, at least one year following the termination of the Named Executive Officer’s employment, the Company gives notice that such severance payments will terminate), as well as a perpetual non-disparagement covenant. The employment agreements with Messrs. Clem and Cook include non-competition and non-solicitation covenants that continue for a period of 12 months following the Named Executive Officer’s termination of employment. The employment agreement with Mr. Guenthner includes non-competition and non-solicitation covenants that continue for a period of 12 months, or if so elected by the Company within ten business days following the date of termination, for up to 36 months, following Mr. Guenthner’s termination of employment.

Potential Payments Upon Termination

The below table reflects the severance and change in control benefits that our Named Executive Officers would have received pursuant to arrangements in effect as of December 31, 2022 and assuming that such termination or change in control event occurred on December 31, 2022.

Name of Executive Officer	Involuntary Termination(4) ($)	Termination Due to Death or Disability(5) ($)	Change in Control(6) ($)
Mike Pykosz
Cash Severance	3,042,373	—	—
Equity Acceleration Value(1)	—	5,117,513	5,117,513
Total	3,042,373	5,117,513	5,117,513
Timothy Cook
Cash Severance	652,800	—	—
Equity Acceleration Value(1)	—	1,936,889	1,185,749
Total	652,800	1,936,889	1,185,749
Geoffrey Price
Cash Severance	2,410,273	—	—
Equity Acceleration Value(1)	—	1,841,836	1,090,696
Total	2,410,273	1,841,836	1,090,696
Brian Clem
Cash Severance	—	—	—
Equity Acceleration Value(1)	—	1,561,367	810,228
Total	—	1,561,367	810,228
Robert Guenthner
Cash Severance(2)	514,515	—	—
Continued Health Benefits(3)	13,804	—	—
Equity Acceleration Value(1)	—	1,002,909	644,412
Total	528,319	1,002,909	644,412

(1)

The values below are calculated by multiplying the number of PSOs, RSUs and PSUs that would vest in connection with the relevant event if such event occurred on December 31, 2022, by the closing price of the

Company’s common stock as reported on the NYSE on December 30, 2022 of $21.51 and, with respect to the PSOs, subtracting the relevant exercise price.
(2)

Represents 12 months of severance, based on the default provision of Mr. Guenthner’s employment agreement. Mr. Guenthner’s employment agreement also provides that the Company may, in its discretion, elect to pay up to 36 months of severance in exchange for a corresponding extension in the duration of Mr. Guenthner’s post-employment non-competition and non-solicitation obligations.

(3)

Pursuant to Mr. Guenthner’s employment agreement, for a period of 12 months, Mr. Guenthner (and his eligible dependents, if applicable) will be entitled to continued coverage under any health, medical, dental, vision or life insurance program or policy in which the Mr. Guenthner participated as of the date of such termination, at the same cost to him as if he remained an active employee during such period. The value assumes that our cost for continued health, medical, dental, vision or life insurance is $1,150.33 per month.

(4)

Represents cash severance that would have been to our Named Executive Officers if their employment had been terminated without cause or for good reason (each term, as defined in each Named Executive Officer’s respective employment agreement, discussed above under the heading “Employment Agreements”).

(5)	Represents amounts payable due to death or disability. The components of the equity values are as follows:

Name of Executive Officer	PSO Award Agreement(a)(b) ($)	RSU Award Agreement(c) ($)	PSU Award Agreement(d) ($)	Total ($)
Mike Pykosz	4,566,750	—	550,764	5,117,513
Timothy Cook	810,228	751,140	375,522	1,936,889
Geoffrey Price	847,719	751,140	242,977	1,841,836
Brian Clem	810,228	751,140	—	1,561,367
Robert Guenthner	386,700	358,496	257,712	1,002,909

(a)

Pursuant to the PSO award agreement, in the event the Named Executive Officer is terminated from the Company due to his death or disability (each as defined in the applicable PSO award agreement), any portion of the PSOs that would have become earned and exercisable within 24 months following the date of such disability or death based on the target vesting percentage automatically becomes exercisable as of such date.

(b)	Amounts represent the value of the PSOs assuming achievement of the target level of performance conditions.
(c)

Pursuant to the RSU award agreements granted to the Named Executive Officers in 2022, in the event the Named Executive Officer is terminated from the Company due to his death or disability (each as defined in the applicable RSU award agreement), any portion of the RSUs that would have become earned and payable within 24 months following the date of such disability or death automatically becomes payable as of such date.

(d)

Pursuant to the PSU award agreement, in the event the Named Executive Officer is terminated from the Company due to his death or disability, the Company may elect, in its discretion, to (i) treat the award as forfeited, (ii) distribute a prorated portion of the award or (iii) provide a cash bonus payout in lieu thereof.

(6)

Represents “single-trigger” amounts, which means that the vesting of these awards is accelerated and payable upon a “Change in Control” of the Company, regardless of whether such Named Executive Officer’s employment is terminated. The estimated amount of value of such accelerated equity awards is set forth in the table below.

Name of Executive Officer	PSU Award Agreement(a) ($)	PSO Award Agreement(b) ($)	Total ($)
Mike Pykosz	550,764	4,566,750	5,117,513
Timothy Cook	375,522	810,228	1,185,749
Geoffrey Price	242,977	847,719	1,090,696
Brian Clem	—	810,228	810,228
Robert Guenthner	$257,712	$386,700	644,412

(a)

Pursuant to the PSU award agreement, in the event of a Change in Control (as defined in the PSU award agreement), awards will automatically become earned and payable at the greater of: (i) 100% or (ii) the percentage determined based on the performance level for the performance period. For purposes of the above estimates, we have included these awards at the target performance level.

(b)

Pursuant to the PSO award agreement, in the event that the Company experiences a Change in Control (as defined in the PSO award agreement), unvested PSOs automatically vest at the greater of: (i) the target vesting percentage; or (ii) the vesting percentage determined based on the platform contribution for each performance period. For purposes of the above estimates, we have included these awards at the target performance level.

CEO Pay Ratio

Under the SEC rules adopted pursuant to the Dodd-Frank Act of 2010, we are required to calculate and disclose the total compensation paid to our median employee as well as the ratio of the total compensation paid to the median employee as compared to the total compensation of our Chief Executive Officer.

We calculated that the median employee’s 2022 total compensation, as determined in the same manner as “Total Compensation” in the 2022 Summary Compensation Table, was $58,248. Mr. Pykosz, 2022 total compensation was $13,595,138. Based on this information, for 2022, the ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all other employees of the Company was 233 to 1.

Determining Our Median Employee

To identify our median employee, we used our population of U.S. employees. Our employees outside of the U.S. account for 5% or less of our total number of employees; accordingly, we choose to exclude all of our employees outside of the U.S. We collected base salaries as of December 31, 2022 from our payroll system for all U.S. employees, whether employed on a full-time, part-time or temporary basis and used this data as our consistently applied compensation measure. We did not make any full-time adjustments.

Pay Versus Performance
The following table sets forth certain information with respect to the Company’s financial performance and the ‘compensation actually paid’ to our NEOs for the fiscal years ended on December 31, 2022, December 31, 2021 and December 31, 2020.
Prior to our IPO in A
ugust 2020, we were a privately held limited liability company (LLC). During this time, management incentive compensation was awarded via profits interests. When we went public in 2020, we converted the company to a C-corporation, w hich necessitated converting these profits interest into restricted shares and stock options. Even though these profits interests were historical equity awards granted over several years, for accounting purposes all of these IPO conversion grants were considered new equity grants at the IPO and were revalued as if granted at the IPO value and not the value when originally awarded. Therefore, the calculations shown for 2020 repres en
t several years of awards revalued based on the Company’s value in 2020 and are reflected as such in the various compensation tables as required in accordance with Item 402 of
Regulation S-K.
These IPO conversion grants are included in compensation actually paid in the graphs below and we believe that stock price and Black-Scholes valuations of these awards will have a significant impact on the amount shown as compensation actually paid as long as these awards remain outstanding.

Year	Summary Compensation Table Total for PEO (1) ($)	Compensation Actually Paid to PEO (1)(2)(7) ($)	Average Summary Compensation Table Total for Non-PEO NEOs (3) ($)	Average Compensation Actually Paid to Non-PEO NEOs (3)(2)(8) ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (5) (000,000) ($)	Patient Contribution (6) (000,000) ($)
					Total Shareholder Return (4) ($)	Peer Group Total Shareholder Return (4) ($)
2022	13,595,138	(48,397,657)	4,331,779	(10,388,518)	53.78	82.79	(509.7)	480.9
2021	886,490	(216,766,113)	1,724,363	(50,568,883)	82.85	116.03	(414.6)	288.0
2020	73,548,692	560,326,356	47,026,994	287,083,465	152.90	124.46	(192.1)	233.5

(1)	The name of the Principal Executive Officer of the Company (“PEO”) reflected in these columns for each of the applicable fiscal years is Mike Pykosz.
(2)
In calculating the ‘compensation actually paid’ amounts reflected in these columns, the fair value or change in fair value, as applicable, of the equity award adjustments included in such calculations was computed in accordance with FASB ASC Topic 718. The valuation assumptions used to calculate such fair values did not materially differ from those disclosed at the time of grant.

(3)
The names of each of the
non-PEO
NEOs reflected in these columns for each applicable fiscal year are as follows: (i) for fiscal year 2022, Timothy Cook, Geoffrey Price, Brian Clem and Robert Guenthner; (ii) for fiscal year 2021, Timothy Cook, Geoffrey Price, Brian Clem and Robert Guenthner; and (iii) for fiscal year 2020, Geoffrey Price and Dr. Griffin Myers.

(4)
Cumulative TSR reflected in these columns for each applicable fiscal year is calculated based on a fixed investment of $100 at the applicable measurement point on the same cumulative basis as is used in Item 201(e) of Regulation
S-K.
Since the Company’s IPO occurred in 2020, TSR is calculated based on the closing price of our stock as of the date of our IPO of $39.00. TSR results would be higher if calculated based on our offering price of $21.00.

The peer group used to determine the Company’s Peer Group TSR for each applicable fiscal year is the following published industry index, as disclosed in our 2022 Annual Report on Form
10-K
pursuant to Item 201(e) of Regulation
S-K:
Russell 2500 Health Care Industry Index.

(5)	Represents the amount of net income reflected in the Company’s audited financial statements for each applicable fiscal year.
(6)
We have selected Patient Contribution as our most important financial measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. Patient Contribution is capitated revenue less medical claims expense and can be calculated from our audited financial statements by subtracting Other revenue from Gross profit. We utilize Patient Contribution when setting goals for our incentive programs.

(7)
The dollar amounts reported in this column represent the amount of “compensation actually paid” to the PEO, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual amount of compensation earned, realized or received by the PEO during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to the PEO’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO ($)	Reported Value of Equity Awards (a) ($)	Equity Award Adjustments (b) ($)	Compensation Actually Paid to PEO ($)
2022	13,595,138	13,018,842	(48,973,953)	(48,397,657)
2021	886,490	0	(217,652,603)	(216,766,113)
2020	73,548,692	72,565,272	559,342,936	560,326,356

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” and “Stock Awards” columns in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments are calculated as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	10,465,096	(36,211,821)	0	(23,227,228)	0	0	(48,973,953)
2021	0	(194,686,904)	0	(22,965,700)	0	0	(217,652,603)
2020	552,627,519	—	6,715,417	—	0	0	559,342,936

(i)
As described above, the value of awards granted in 2020 is primarily driven by the award of stock options and restricted shares as part of the pre-IPO
conversion of our PEO’s unvested incentive units granted prior to our IPO, which for accounting purposes were considered new equity grants at the IPO. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our PEO during the applicable year. We believe that stock price and Black-Scholes valuations for these IPO conversion grants will have a significant impact on the amount shown as ‘compensation actually paid’ for as long as these awards remain outstanding.

(8)
The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the non-PEO
NEOs, as computed in accordance with Item 402(v) of Regulation
S-K.
The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO
NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation
S-K,
the following adjustments were made to average total compensation for the non-PEO
NEOs for each year to determine the compensation actually paid.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs ($)	Average Reported Value of Equity Awards ($)	Average Equity Award Adjustments (a) ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2022	4,331,779	3,865,852	(10,854,445)	(10,388,518)
2021	1,724,363	1,099,992	(51,193,254)	(50,568,883)
2020	47,026,994	46,211,490	286,267,961	287,083,465

(a)	The equity award adjustments are calculated as follows:

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year (i) ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2022	3,369,357	(8,880,869)	—	(5,342,933)	0	0	(10,854,445)
2021	494,125	(48,183,815)	—	(3,503,564)	0	0	(51,193,254)
2020	279,875,343	—	6,392,618	—	0	0	286,267,961

(i)
As described above, the value of awards granted in 2020 is primarily driven by the award of stock options and restricted shares as part of the pre-IPO
conversion of unvested incentive units granted to our
non-PEO
NEOs prior to our IPO, which for accounting purposes were considered new equity grants at the IPO. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our non-PEO
NEOs during the applicable year. We believe that stock price and Black-Scholes valuations for these IPO conversion grants will have a significant impact on the amount shown as ‘compensation actually paid’ for as long as these awards remain outstanding.

Pay versus Performance Comparative Disclosure
As described in more detail in the section titled “
Pay Mix
,” the Company’s executive compensation program reflects a variable pay-for-performance
philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the table above. Further, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with ‘compensation actually paid’ for a particular year (as computed in accordance with Item 402(v) of Regulation
S-K).
We note that prior to our IPO in August 2020, we were a privately h eld limited liability company (LLC). During this time, management incentive compensation was awarded via profits interests. When we went public in 2020, we converted the company to a C-corporation, which necessitated converting these profits interest into restricted shares and stock options. Even though these profits interests were historical equity awards granted over several years, for accounting purposes all of these IPO conversion grants were considered new equity grants at the IPO and were revalued as if granted at the IPO value and not the value when originally awarded. Therefore, the calculations shown for 2020 represent several years of awards revalued based on the Company’s value in 2020 and are reflected as such in the various compensation tables as required in accordance with Item 402 of Regulation S-K. These IPO conversion grants are included in compensation actually paid in the graphs below and we believe that stock price and Black-Scholes valuations of these awards will have a significant impact on the amount shown as compensation actually paid as long as these awards remain outstanding.
In accordance with Item 402(v) of Regulation

S-K,

the Company is providing the following graphs depicting t
he relationships between the information presented in the table above.

Compensation Actually Paid and Company TSR
The following graph compares the amount of ‘compensation actually paid’ to the P
E
O and the average amount of ‘compensation actually paid’ to the non-PEO NEOs with the Company’s TSR over the three years presented in the table. Given that a significant portion of NEO compensation is comprised of equity awards, compensation actually paid will increase or decrease based on our stock price performance.

Compensation Actually Paid and Net Income
The following graph compares the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs with net income over the three years presented in the table. Importantly, our centers are not expected to be profitable for the first few years after they open. During this period of time when the centers are unprofitable, most of the centers’ performance is related to the costs of operating a center, in particular employees to care for our employees and manage our operations. As these costs are highly predictable, there is significantly less variability in the financial performance in the first two years of operation compared to centers open longer than this period. Given this profitability dynamic and our growth strategy, net income is not an optimal metric for measuring our performance during this period, as the Company will naturally have lower net income if we are opening more centers relative to our historical new center opening pace. For these reasons, we utilize platform contribution for centers that are open for at least two years as a performance metric for our PSOs.

Compensation Actually Paid and Patient Contribution
The following graph compares the amount of ‘compensation actually paid’ to the PEO and the average amount of ‘compensation actually paid’ to the non-PEO NEOs with the Company’s Patient Contribution over the three years presented in the table. The increase in Patient Contribution and achievement of our other performance metrics resulted in 100% payout in our short-term incentives.
As described above, Patient Contribution is defined as capitated revenue less medical claims expense. Patient Contribution is intended to isolate the profitability of the Company’s capitated arrangements with our health plan payors and/or Centers for Medicare and Medicaid Services for which the Company provides and/or manages healthcare services for its at-risk
patients. While the Company uses numerous financial and
non-financial
performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Patient Contribution is the Company’s most important financial performance measure (that is not otherwise required to be disclosed in the table) used to link ‘compensation actually paid’ to the NEOs to company performance for fiscal year 2022. Patient Contribution is the Company’s highest level profit metric that it tracks and this metric is directly tied to Adjusted EBITDA, which is used as a performance metric in the Company’s annual incentive compensation program and platform contribution, which is the performance metric for the PSOs granted in 2022 (each as discussed in
Pay Mix—Annual Incentive Compensation
and
Pay Mix—Long-Term Equity-Based Compensation
).

Company TSR and Peer Group TSR
The following graph compares the Company’s TSR with the cumulative total return of the Russell 2500 Health Care Industry Index over the three years presented in the table. The Company’s TSR is impacted by the SEC requirement to use stock price on the close of our first day as a public company of $39.00 (instead of our offering price of $21.00). Our TSR results would be higher if calculated based on our offering price.

Pay versus Performance Tabular List
The following table lists our most important performance measures used by us to link ‘compensation actually paid’ to our NEOs to company performance for fiscal year 2022. For a discussion o
f ho
w these measures are used when setting compensation, see
“Pay Mix—Annual Incentive Compensation”
and
“Pay Mix—Long-Term Equity-Based Compensation.”

Most Important Performance Measures

Patient Contribution

Revenue

Platform Contribution

Adjusted EBITDA

Quality

Compensation of Directors

Members of the Board who are not employees of the Company receive compensation for their service on the Board. The Compensation Committee annually reviews the total compensation of our non-employee directors and each element of our director compensation policy.

Under our Non-Employee Director Compensation Policy, our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board. Pursuant to the policy, non-employee directors receive an annual retainer of $50,000 and an annual grant of RSUs with a grant date fair market value of approximately $200,000. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on our Board. The Non-Employee Director Compensation Policy also provides for cash compensation for committee chairs as follows: Audit: $25,000, Compensation: $20,000, Nominating and Governance, Compliance and Quality; $15,000 each.

2022 Director Compensation

The following table summarizes the compensation of our non-employee directors for the fiscal year ended December 31, 2022. As Chief Executive Officer and Chief Operating Officer, respectively, Mike Pykosz and Geoffrey Price’s compensation is shown in the table entitled “2022 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Total ($)
Dr. Mohit Kaushal	65,000	199,991	264,991
Kim Keck	75,000	199,991	274,991
Paul Kusserow	65,000	199,991	264,991
Robbert Vorhoff(2)	—	—	—
Srdjan Vukovic(2)	—	—	—
Cheryl Dorsey	50,000	199,991	249,991
Julie Klapstein	70,000	199,991	269,991
Dr. Regina Benjamin	65,000	199,991	264,991

(1)

Represents the aggregate grant date fair value of RSUs granted in the 2022 fiscal year. The assumptions used in calculating the grant date fair value of the awards reported pursuant to Financial Accounting Standards Board Accounting Standards Codification, Topic 718 (“Topic 718”) are set forth in Note 13 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022. The RSUs vest on the one-year anniversary of the grant date, subject to the director’s continued service on our Board. As of December 31, 2022, each of our non-employee directors (other than Messrs. Vorhoff and Vukovic and Ms. Keck) held 10,373 unvested RSUs, and Ms. Keck held 32,248 unvested RSUs. As of December 31, 2022, Messrs. Kusserow and Kausal and Ms. Keck held 23,342, 3,501, and 62,374, respectively, vested and exercisable Options.

(2)

Pursuant to the Company’s Non-Employee Director Compensation Policy, Messrs. Vorhoff and Vukovic are not eligible to receive compensation for their service on our Board because they are employees, partners or managers of the Lead Sponsors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under our Related Party Transactions Policy, our Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, our Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	whether the transaction was undertaken in the ordinary course of business of the Company;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the benefits to us of the proposed transaction and the purpose of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our stockholders, as the Audit Committee determines in good faith.

In addition, under our Code of Conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

All of the transactions described below were entered into prior to the adoption of the Company’s written Related Party Transactions Policy, but all were approved by our Board considering similar factors to those described above.

Related Party Transactions

Other than compensation arrangements for our directors and named executive officers, which are described in the sections of this prospectus titled “Board of Directors and Corporate Governance” and “Executive Compensation,” below we describe transactions since January 1, 2022 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•

any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Consulting Arrangement with an Immediate Family Member of Our Chief Executive Officer

Carolyn Rose, the sister of Mike Pykosz, a member of our Board and our Chief Executive Officer, has provided us professional services. Ms. Rose provided services to the Company resulting in fees of approximately $125,000 for the year ended December 31, 2022.

Arrangement with Northwestern University

Dr. Griffin Myers, our Chief Medical Officer of Provider Engagement and a member of our Board, holds a position as an adjunct faculty member at Northwestern University for which he receives nominal compensation.

The Company also sponsors a fellowship at Northwestern University and contributed approximately $650,000 for the year ended December 31, 2022 to fund that fellowship. Dr. Myers’ service on our Board is not contingent upon such contributions.

Director Nomination Agreement

For information about our Director Nomination Agreement, see “Board of Directors and Corporate Governance — Director Nomination Agreement.”

Registration Rights Agreement

We are party to a registration rights agreement with the Lead Sponsors. The Lead Sponsors are entitled to request that we register the Lead Sponsors’ shares on a long-form or short-form registration statement on one or more occasions in the future, which registrations may in certain circumstances be “shelf registrations.” The Lead Sponsors are also entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We will pay the Lead Sponsors’ expenses in connection with the Lead Sponsors’ exercise of these rights. The registration rights described in this paragraph apply to (i) shares of our common stock held (directly or indirectly) by the Lead Sponsors and their affiliates and (ii) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the common stock described in clause (i) with respect to any dividend, distribution, split or combination of securities, conversion, or any recapitalization, merger, consolidation or other reorganization (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), distributed to the direct or indirect partners or members of an investor, except as permitted by the registration rights agreement or repurchased by us or our subsidiaries. In addition, any Registrable Securities held by a person other than the Lead Sponsors and their affiliates will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Indemnification of Officers and Directors

We are party to indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the General Corporation Law of the State of Delaware. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock as of March 3, 2023 for:

•	each person or group known to us who beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Each stockholder’s percentage ownership is based on 244,008,928 shares of our common stock outstanding as of March 3, 2023. Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Shares of our common stock subject to Options that are currently exercisable or exercisable within 60 days of March 3, 2023 and/or shares underlying RSUs that are scheduled to vest within 60 days of March 3, 2023 are deemed to be outstanding and beneficially owned by the person holding the Options and/or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of our common stock shown as beneficially owned by the stockholder.

Unless otherwise noted below, the address of each beneficial owner identified in listed on the table is c/o Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Number of Shares Beneficially Owned	Footnote		Percentage of Shares Outstanding
5% Stockholders:
General Atlantic (OSH) Interholdco, L.P.	61,384,475	(1)		25.16%
Newlight Harbour Point SPV LLC	32,550,265	(2)		13.34%
FMR, LLC	24,729,556	(3)		10.13%
Capital Research Global Investors	16,322,907	(4)		6.69%
Directors and Named Executive Officers:
Mike Pykosz	12,167,684	(5	)(15)	4.91%
Timothy Cook	1,658,645	(6	)(16)	*	%
Geoffrey Price	6,541,093	(7	)(17)	2.66%
Brian Clem	825,801	(8)		*	%
Robert Guenthner	630,287	(9)		*	%
Dr. Griffin Myers	6,218,850	(10)		2.53%
Dr. Mohit Kaushal	216,416	(11)		*	%
Kim Keck	114,090	(12)		*	%
Paul Kusserow	492,955	(13)		*	%
Robbert Vorhoff	—			—
Srdjan Vukovic	—			—
Cheryl Dorsey	24,344	(14)		*	%
Julie Klapstein	26,724	(15)		*	%
Dr. Regina Benjamin	18,741	(14)		*	%
All directors and executive officers as a group (14 individuals)	28,935,630	(18)		11.55%

(1)

As reported on the Schedule 13G/A filed February 13, 2023, includes 61,384,475 shares owned by General Atlantic (OSH) Interholdco, L.P. (“OSH Interholdco”). The limited partners of OSH Interholdco are General Atlantic Partners 93, L.P., a Delaware limited partnership (“GAP 93”), General Atlantic Partners 100, L.P., a Delaware limited partnership (“GAP 100”), GAP Coinvestments CDA, L.P., a Delaware limited partnership (“GAPCO CDA”), GAP Coinvestments III, LLC, a Delaware limited liability company (“GAPCO III”), GAP Coinvestments IV, LLC, a Delaware limited liability company (“GAPCO IV”), and GAP Coinvestments V, LLC, a Delaware limited liability company (“GAPCO V” and, together with GAP 93, GAP 100, GAPCO CDA, GAPCO III and GAPCO IV, the “GA Funds”). General Atlantic GenPar, L.P. (“GA GenPar”) is the general partner of GAP 93 and GAP 100. General Atlantic (SPV) GP, LLC (“GA SPV”) is the general partner of OSH Interholdco. General Atlantic LLC (“GA LLC”) is the general partner of GA GenPar and GAPCO CDA, the managing member of GAPCO III, GAPCO IV and GAPCO V, and the sole member of GA SPV. As of the date thereof, there are nine members of the management committee of GA LLC (the “GA Management Committee”). Mr. Vorhoff is a member of the GA Management Committee and is a Managing Director of GA LLC. OSH Interholdco, GAP 93, GAP 100, GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, GA GenPar, GA SPV and GA LLC (collectively, the “GA Group”) are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of the shares except to the extent he has a pecuniary interest therein. The business address of Mr. Vorhoff and the GA Group is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, NY 10055.

(2)

As reported on the Schedule 13G/A filed on February 10, 2023, includes 32,550,265 shares owned by Newlight Harbour Point SPV LLC (“Newlight Harbour Point SPV”). Newlight Partners LP (“Newlight Partners”) controls Newlight Harbour Point SPV and serves as the exclusive investment manager to its client in respect of the shares owned by Newlight Harbour Point SPV (the “Newlight Shares”). The general partner of Newlight Partners is Newlight GP LLC (“Newlight”), which is controlled by David Wassong and Ravi Yadav. In such capacities, each of the entities and individuals referenced in this footnote may also be deemed to be beneficial owners having shared voting power and shared investment power with respect to the Newlight Shares. The business address of Newlight Partners is 320 Park Avenue, New York, NY 10022.

(3)

As reported on the Schedule 13G/A filed on February 9, 2023, includes 24,729,556 shares owned, or that may be deemed owned, by Abigail P. Johnson and FMR LLC, certain of its subsidiaries and affiliates, and other companies. FMR LLC is a parent holding company of the following entities which beneficially own shares of the Company: Fidelity Institutional Asset Management Trust Company, Fidelity Management & Research Company LLC (which beneficially owns 5% or more of the Company’s shares), Fidelity Management Trust Company and Strategic Advisers LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or indirectly through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares of FMR LLC and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

(4)

As reported on the Schedule 13G filed on February 13, 2023, includes 16,322,947 shares owned by Capital Research Global Investors (“CRGI”). CRGI is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CRGI’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital Research Global Investors.” The business address of CRGI is 333 South Hope Street, 55th Floor, Los Angeles, CA 90071.

(5)	Includes 1,522,344 restricted shares subject to time-based vesting and 3,944,995 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023.
(6)	Includes 811,614 restricted shares directly held by Mr. Cook that are subject to time-based vesting and 282,715 shares subject to Options that are currently exercisable.
(7)	Includes 773,644 restricted shares subject to time-based vesting and 1,660,645 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023.
(8)	Includes 210,900 restricted shares subject to time-based vesting and 146,085 shares subject to Options that are currently exercisable.
(9)	Includes 9,277 restricted shares subject to time-based vesting and 217,632 shares subject to Options that are currently exercisable.
(10)

Includes 304,158 restricted shares subject to time-based vesting and 1,392,097 shares subject to Options that are currently exercisable. All shares are held by the Griffin R. Myers Revocable Trust u/a/d 5/26/2020.

(11)

Includes 3,501 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023 and shares underlying 10,373 restricted stock units that are distributable within 60 days of March 3, 2023.

(12)

Includes 46,778 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023 and shares underlying 10,373 RSUs that are distributable within 60 days of March 3, 2023.

(13)

Includes 23,342 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023 and shares underlying 10,373 RSUs that are distributable within 60 days of March 3, 2022.

(14)	For each of Mses. Dorsey and Klapstein and Dr. Benjamin, includes 10,373 shares underlying RSUs that are distributable within 60 days of March 3, 2023.
(15)	Includes 790,273 shares held by the Michael Pykosz Gift Trust, and 250,000 shares held by the Lindsey Revocable Gift Trust.
(16)

Includes 42,241 restricted shares held by the Elizabeth Violet Cook Irrevocable Trust dated 8/4/2020 and 42,241 restricted shares held by the Conner Thomas Cook Irrevocable Trust dated 8/4/2020 that are, in each case, subject to time-based vesting.

(17)	Includes 1,080,970 shares held by the Price-Uhl Living Trust u/a/d 11/4/2020.
(18)

Includes 3,716,419 restricted shares subject to time-based vesting, 6,457,790 shares subject to Options that are currently exercisable or are exercisable within 60 days of March 3, 2023 and 62,238 shares underlying RSUs that are distributable within 60 days of March 3, 2023.

Securities Authorized for Issuance under Equity Incentive Compensation Plans

The following table provides information as of December 31, 2022, regarding shares of our common stock that may be issued under our equity compensation plans, consisting of the 2020 Omnibus Incentive Plan (the “2020 Plan”) and the 2020 Employee Stock Purchase Plan (the “ESPP”).

Plan Category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options and rights(3)	Number of remaining available securities for future issuance under equity compensation plans
Equity compensation plans approved by stockholders(1)	28,993,223	20.57	20,767,467
Equity compensation plans not approved by stockholders	N/A	N/A	N/A

(1)

As December 31, 2022, the maximum number of shares available for issuance under the 2020 Plan may not exceed the sum of (i) 16,355,278 shares and (ii) 0 shares issued pursuant to restricted shares and the aggregate number of shares that may be issued pursuant to rights granted under the ESPP may not exceed

4,412,187 shares, subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The number of shares available for issuance under the 2020 Plan will be increased on January 1 of each calendar year beginning in 2021 and ending in and including 2030 by an amount equal to the lesser of (A) 5% of the shares of common stock outstanding on the final day of the immediately preceding calendar year and (B) a smaller number of shares determined by our Board. The number of shares available for issuance under the ESPP will be increased annually on January 1 of each calendar year beginning in 2021 and ending in and including 2030, by an amount equal to the lesser of (A) 1% of the shares outstanding on the final day of the immediately preceding calendar year and (B) such smaller number of shares as is determined by our Board. In no event will more than 30,000,000 shares of our common stock be available for issuance under the ESPP. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Plan and ESPP will be added back to the shares of common stock available for issuance under such plans.
(2)	Includes 19,888,315 shares issuable upon the exercise of outstanding stock options and 3,066,601 shares issuable upon the vesting of outstanding RSUs.
(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.
(4)	As of December 31, 2022, there are 16,355,278 shares available for grant under our 2020 Plan. As of December 31, 2022, 382,255 shares of common stock have been purchased under the ESPP.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

At least annually, the Audit Committee reviews the Company’s independent registered public accounting firm to decide whether to retain such firm on behalf of the Company. Ernst & Young LLP has been the independent registered public accounting firm of the Company since 2019.

When conducting its latest review of Ernst & Young LLP, the Audit Committee actively engaged with Ernst & Young LLP’s engagement partner and senior leadership where appropriate and considered, among other factors:

•	the professional qualifications of Ernst & Young LLP and that of the lead audit partner and other key engagement partners relative to the current and ongoing needs of the Company;

•	Ernst & Young LLP’s historical and recent performance on the Company’s audits, including the extent and quality of Ernst & Young LLP’s communications with the Audit Committee related thereto;

•	the appropriateness of Ernst & Young LLP’s fees relative to both efficiency and audit quality;

•	Ernst & Young LLP’s independence policies and processes for maintaining its independence;

•

Ernst & Young LLP’s tenure as the Company’s independent registered public accounting firm and the potential for higher quality audit work and operational efficiencies given its depth of understanding of the Company’s businesses, operations and systems, accounting policies and practices, and internal controls;

•	Ernst & Young LLP’s capability, expertise, and efficiency in handling the breadth and complexity of the Company’s operations;

•

Ernst & Young LLP’s demonstrated professional integrity and objectivity, which is furthered by the Audit Committee-led process to rotate and select the lead audit partner at least every five years or as otherwise required by applicable law or regulation. The lead audit partner completed her fourth year in 2022 with the Audit Committee leading and presiding over the selection of the audit partner in 2019; and

•	the relative costs, benefits, challenges, overall advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023. Services provided to the Company and its subsidiaries by Ernst & Young LLP for the year ended December 31, 2022 are described below and under “Audit Committee Report.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Ernst & Young LLP for the years ended December 31, 2022 and 2021:

	2022	2021
Audit Fees	$1,284,169	$1,360,590
Audit-Related Fees	170,000	85,000
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,454,169	$1,445,590

The Audit fees listed above were billed in connection with the audit of our annual consolidated financial statements in our Annual Report on Form 10-K and the reviews of our interim consolidated financial statements included in our quarterly reports on Forms 10-Q.

The Audit-related fees listed above were billed in connection with assurance and related services provided by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported in Audit fees. For 2022, this included the audits of one of the Company’s joint ventures and provider relief funds received. For 2021, this included the audit of one of the Company’s joint ventures.

There were no Tax or Other fees in 2021 or 2022.

In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and Oak Street management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services, regardless of cost, to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. The Audit Committee may consider the amount or range of estimated fees as a factor in determining whether a proposed service would impair the registered public accounting firm’s independence. Requests or applications to provide services that require separate approval by the Audit Committee will be submitted to the Audit Committee by both the independent registered public accounting firm and the Company’s Chief Financial Officer or the Vice President of Accounting and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s and the PCAOB’s rules on registered public accounting firm independence.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management the Audit Committee’s responsibilities to pre-approve services performed by the independent registered public accounting firm.

The Audit Committee approved all services provided by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Ernst & Young LLP requires affirmative votes from the holders of a majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote. If Oak Street’s stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Ernst & Young LLP as our independent registered public accounting firm if it is determined that it is in Oak Street’s best interests to do so.

The Audit Committee and our Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2023.

AUDIT COMMITTEE REPORT

The Audit Committee oversees our financial reporting process on behalf of our Board. The Audit Committee is composed of three independent directors (as defined by the NYSE’s listing standards and Rule 10A-3 under the Exchange Act Listing Standards) and met seven times in 2022. Our Audit Committee operates under a written charter adopted by our Board that outlines it responsibilities and the practices it follows, which is posted on our website at investors.oakstreethealth.com. The Audit Committee reviews and assesses the adequacy of its charter at least annually and when appropriate, recommends to our Board changes to the charter to reflect the evolving role of the Audit Committee. As provided in the Certificate, the Audit Committee’s oversight responsibilities include monitoring the integrity of our financial statements (including reviewing financial information, the systems of internal controls, the audit process, and the independence and performance of our internal audit function and independent registered public accounting firm) and our compliance with legal and regulatory requirements. However, management has the primary responsibility for the financial statements and the reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee

•

received periodic updates on management’s process to assess the adequacy of the Company’s system of internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002, the framework used to make the assessment and management’s conclusions on the effectiveness of the Company’s internal control over financial reporting;

•

discussed with the independent auditors, Ernst & Young LLP, the Company’s internal control assessment process, management’s assessment with respect thereto and the independent auditors’ evaluation of the Company’s system of internal control over financial reporting;

•

reviewed and discussed with management and independent auditors the earnings releases and Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC, including the audited financial statements for the year ended December 31, 2022 with our management;

•	discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;

•	reviewed the Company’s internal audit plan and the performance of the Company’s internal audit function;

•

received the written disclosures and the letter from the Ernst & Young LLP required by applicable requirements of the PCAOB regarding Ernst & Young LLP’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP the independence of Ernst & Young LLP; and

•	reviewed the Principal Executive Officer and Principal Financial Officer Certifications concerning the Company’s 2022 Annual Report

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to our Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022.

Respectfully submitted by:

Kim Keck

Cheryl Dorsey

Dr. Mohit Kaushal

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) requires that we provide stockholders with the opportunity to vote to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers (commonly known as a “say-on-pay” vote). At our 2022 annual meeting of stockholders, a majority of our stockholders voted, consistent with the recommendation of our Board, to hold an annual say-on-pay vote. The annual vote will continue unless our stockholders vote, at our 2028 annual meeting of stockholders, to approve a different say-on-pay vote frequency, as required pursuant to Section 14(A) of the Exchange Act. Our Board believes that an annual advisory vote on a resolution to approve executive compensation allow our stockholders to provide us with their regular, direct input on our compensation philosophy, policies and practices.

At the Annual Meeting, our Board is asking our stockholders to approve, on an advisory and non-binding basis, the compensation oof our Named Executive Officers as disclosed in this proxy statement by voting “for” the following resolution. In considering this proposal, we urge stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure As described in detail in the Compensation Discussion and Analysis, a portion of our executives’ total compensation is at-risk, tied to achieving short-term and long-term goals that enhance the value of our reputation and brand and drive long-term stockholder value. The design of our long-term incentives coupled with our stock ownership guidelines ensure that our executives’ interests are aligned with those of our stockholders.

“RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s proxy statement for its 2023 annual meeting of stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis section and the accompanying compensation tables and related narrative disclosure.”

Although this vote is advisory only, and therefore non-binding, our Board and the Compensation Committee will review and evaluate the voting result when considering future executive compensation decisions.

Our Board recommends that you vote “FOR” approval, on an advisory basis, of the compensation of our Named Executive Officers as disclosed in this proxy statement.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of our Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

You will not be asked to vote on the proposed Merger with CVS Health at the Annual Meeting. You will receive a separate definitive proxy statement with respect to a special meeting of the Company’s stockholders related to the proposed merger to be held at a separate date and time as determined by the Board, to consider and vote on a proposal to adopt of the Merger Agreement.

INCORPORATION BY REFERENCE

The Audit Committee Report shall not be deemed soliciting material or filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate such information by reference. In addition, this document includes website addresses, which are intended to provide inactive, textual references only. The information provided on or accessible through these websites is not part of this proxy statement.

AVAILABILITY OF SEC FILINGS, CODE OF CONDUCT AND COMMITTEE CHARTERS

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on 8-K, and all amendments to those reports, filed with the SEC, and our Code of Conduct, Corporate Governance Guidelines and the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on, and may be obtained, free of charge, through our website, investors.oakstreethealth.com, or may be requested in print, at no cost, by email at investors.oakstreethealth.com or by mail at Oak Street Health, Inc., 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603, Attention: Investor Relations.

WHERE TO FIND ADDITIONAL INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information electronically with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. The SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is investors.oakstreethealth.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through these websites is not part of this proxy statement.

COST OF PROXY SOLICITATION

Oak Street is paying the expenses of this solicitation. Oak Street will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and Oak Street will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of Oak Street may solicit proxies in person or by telephone, facsimile, email or other similar means.

COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

Our Board is soliciting your proxy to vote at the Annual Meeting (or at any postponement or adjournment of the Annual Meeting). Stockholders who own shares of our common stock as of March 7, 2023 are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about Oak Street.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, we are making the notice of annual meeting, this proxy statement and our fiscal year 2022 annual report available to our stockholders electronically via the Internet. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the notice of annual meeting, this proxy statement and our fiscal year 2022 annual report and to vote your shares over the Internet or by telephone. If you received a notice by mail, you will not receive a printed copy of the proxy materials, including our fiscal year 2022 annual report in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the proxy statement and our fiscal year 2022 annual report. If you received a notice by mail and would like to receive a printed or emailed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

Householding. The SEC’s rules permit us to send a single Notice of Internet Availability of Proxy Materials or set of proxy materials to stockholders with multiple accounts registered with the same tax identification number or who share the same last name and household mailing address, unless we receive contrary instructions prior to the mailing date. This procedure is referred to as “householding.” Each registered stockholder will, however, continue to receive separate proxy cards. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or proxy materials, as requested, to any stockholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, you may write or call us at the following address or phone number, and we will promptly deliver them.

Oak Street Health, Inc.

30 W. Monroe Street, Suite 1200

Chicago, Illinois 60603

Attention: Investor Relations

(844) 871-5650

Email: investor-relations@oakstreethealth.com

A number of banks and brokers have also instituted householding. They will have their own procedures for stockholders who wish to receive individual copies of the proxy materials instead of a combined mailing. If you are a beneficial stockholder and hold your shares in “street name,” please contact your bank or broker.

Q: Who will be entitled to vote?

Stockholders who own shares of our common stock as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, Oak Street had approximately 244,028,323 shares of common stock outstanding. Holders of shares of our common stock are entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.	the election of four Class III directors to serve on our Board until the 2026 Annual Meeting and until their successors are duly elected and qualified;

2.	the ratification of the appointment of Ernst & Young LLP as Oak Street’s independent registered public accounting firm for the year ending December 31, 2023;

3.	to approve, on an advisory and non-binding basis, the compensation of our Named Executive Officers as disclosed in the proxy statement; and

4.	any other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Q: How does our Board recommend I vote on these matters?

Our Board recommends you vote:

1.	FOR the election of Dr. Regina Benjamin, Cheryl Dorsey, Julie Klapstein and Geoffrey Price as Class III directors;

2.	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and

3.	FOR the approval, on an advisory and non-binding basis, of the compensation of our Named Executive Officers, as disclosed in the proxy statement.

Q: How can I attend the Annual Meeting?

The Annual Meeting is being held as a virtual only meeting.

If you are a stockholder of record, in order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/OSH using the control number found on your notice or proxy card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the Annual Meeting and to vote and submit questions during the Annual Meeting.

If you are a beneficial stockholder (that is, you hold your shares through a bank, broker, or other nominee in “street name”), in order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/OSH using the control number given by your bank, broker, or other nominee. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to attend the Annual Meeting and to submit questions during the Annual Meeting. In order to vote at the Annual Meeting, you must first obtain a legal proxy from your bank, broker, or other nominee reflecting the number of shares of our common stock you held as of the close of business on the Record Date and deliver that legal proxy to the Corporate Secretary sufficiently in advance of the Annual Meeting, as well as follow the instructions you receive via email.

Online access to the audio webcast of the Annual Meeting will begin at approximately 8:15 a.m. (CT) on April 27, 2023 pursuant to the unique access instructions they receive following their registration at www.proxydocs.com/OSH. If you have questions during the live audio webcast of the Annual Meeting, you may type them into the dialog box provided at any point during the Annual Meeting (until the floor is closed to questions).

A replay of the Annual Meeting will be available via webcast for on-demand listening shortly after the completion of the meeting at https://investors.oakstreethealth.com.

Q: Why is the Annual Meeting virtual only?

We successfully held a virtual only annual meeting in 2022, and believe that the virtual meeting format provides ease of access, real-time communication and cost savings for our stockholders and the Company. Hosting a virtual meeting makes it easy for our stockholders to attend and participate in the Annual Meeting from any location around the world and provides those of our stockholders who would otherwise not be able to attend the Annual Meeting the opportunity to do so.

Q: Who will count the votes?

Representatives of Mediant Communications Inc. will tabulate the votes and act as inspectors of election for the Annual Meeting.

Q: How do I cast my vote?

Registered Stockholders.

If you are a stockholder of record, you may vote over the Internet, by telephone or by mail, or electronically at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares as soon as possible to ensure your representation at the Annual Meeting. You may still attend the Annual Meeting and vote your shares electronically during the Annual Meeting even if you have already voted by another method.

Beneficial Stockholders

If you hold your shares through a bank, broker, trustee or other nominee in “street name,” you are a beneficial stockholder, and you will receive a notice or voting instruction form from your bank, broker or other nominee seeking instruction from you as to how your shares should be voted. You must follow the instructions from your bank, broker or other nominee on how to vote the shares you hold as a beneficial stockholder. To vote during the meeting, you must first obtain a legal proxy from your bank, broker, or other nominee and deliver that legal proxy to the Corporate Secretary sufficiently in advance of the Annual Meeting, as well as follow the instructions you receive via email.

•	TO VOTE OVER THE INTERNET: To vote over the Internet, you may complete an electronic proxy card at www.proxydocs.com/OSH.

•	TO VOTE BY TELEPHONE: To vote by telephone, dial toll-free 866-892-1716 using any touch-tone telephone and follow the recorded instructions.

•

TO VOTE BY MAIL: To vote by mail, complete, sign, date and return your proxy card (if you received a Notice of Internet Availability of Proxy Materials, you will first need to request a printed set of proxy materials to vote using this method).

•

TO VOTE DURING THE ANNUAL MEETING: To vote during the live webcast of the Annual Meeting, you must register in advance at www.proxydocs.com/OSH using the control number found on your notice or proxy card. Upon completing your registration, you will receive further instructions via email, including information about your unique link that will allow you to access the Annual Meeting and to vote during the Annual Meeting. Please be sure to follow the subsequent instructions that will be delivered to you via email.

Proxies submitted over the Internet or by telephone or mail must be received prior to the start of the Annual Meeting.

Q: Can I access the proxy materials electronically?

Yes. Your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form will contain instructions on how to:

1.	view our proxy materials for the Annual Meeting on the Internet; and

2.	instruct us to send future proxy materials to you electronically by e-mail.

Our proxy materials will also available at www.proxydocs.com/OSH starting on March 17, 2023.

Instead of receiving future copies of our proxy statement and annual reports by mail, registered stockholders and most beneficial stockholders can elect to receive an email that will provide an electronic link to these documents. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Registered Stockholders. Registered stockholders may change or revoke a properly executed proxy at any time before its exercise at the Annual Meeting by:

1.	delivering written notice of revocation to the Chief Legal Officer and Secretary at our principal executive offices at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603;

2.	submitting another proxy that is dated later than the original proxy (including a proxy over the Internet or by telephone); or

3.	voting electronically during the Annual Meeting.

Beneficial Stockholders. Beneficial stockholders should contact their broker, trustee or nominee for instructions on how to change their vote.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 – ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the four nominees receiving the highest number of “FOR” votes cast at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Votes that are “WITHHELD” with respect to one or more nominees will result in the respective nominee receiving fewer votes, but they will not count as votes against a nominee and will have no effect on the outcome of the election of those nominees because directors are elected by a plurality of the votes cast at the Annual Meeting.

If you are a beneficial stockholder, your bank or broker is not permitted to vote your shares on this proposal if voting instructions are not received from you (this is commonly referred to as a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will not impact the election of the nominees.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED ACCOUNTING FIRM

The affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve the ratification of Ernst & Young LLP as our independent registered accounting firm. Abstentions will be counted as present and entitled to vote on the proposal and will therefore have the effect of a vote against this proposal. Since this is a “routine” matter (as described below), we do not expect there to be any broker non-votes with respect to the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.

PROPOSAL 3 –  ADVISORY VOTE ON EXECUTIVE COMPENSATION

The affirmative vote of a majority of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon will be required to approve, on an advisory and non-binding basis, the say-on-pay resolution. Abstentions will be counted as present and entitled to vote and therefore will have the same effect as a vote against approval of this proposal. The say-on-proposal is not considered a “routine” matter, and therefore, if you are a beneficial stock holder and your bank, broker or other nominee does not receive instructions from you, they may not vote your shares on your behalf (a “broker non-vote”). Broker non-votes are not considered votes cast and, therefore, will have no effect on the approval of this proposal.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a stockholder proposal or director nomination for the 2024 Annual Meeting?

Stockholder proposals pursuant to SEC Rule 14a-8 for inclusion in Oak Street’s proxy statement and form of proxy for Oak Street’s annual meeting of stockholders to be held in 2024 must be received by Oak Street at our principal executive offices at 30 W. Monroe Street, Suite 1200, Chicago, Illinois 60603 no later than the close of business on November 18, 2023. Stockholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2024 (but not include it in Oak Street’s proxy materials) must provide written notice of such proposal to the Chief Legal Officer and Secretary at Oak Street’s principal executive offices no later than the close of business on January 28, 2024 and not earlier than the close of business on December 29, 2023, assuming Oak Street does not change the date of the 2024 annual meeting of stockholders by more than 30 days before or after the anniversary of the 2023 Annual Meeting. If so, Oak Street will release an updated time frame for stockholder proposals. Any stockholder proposal or director nomination must comply with the other provisions of Oak Street’s Amended and Restated Bylaws and be submitted in writing to the Secretary at Oak Street’s principal executive offices. In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees, must also provide written notice to the secretary that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024.

Q: If I am a beneficial stockholder and hold my shares in “street name,” how will my shares be voted if I don’t provide voting instructions?

Current NYSE rules allow brokers to vote shares on certain “routine” matters for which their customers do not provide voting instructions. If you are a beneficial stockholder and own shares in “street name” through a broker, bank, or other nominee, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2) is considered a “routine” matter on which your broker may use its discretion to vote your shares without your instructions. The election of directors (Proposal 1) and the advisory vote on executive compensation (Proposal 3) are not routine proposals; therefore, your broker will be unable to vote your shares on these proposals if you do not instruct your broker how to vote, which is referred to as a “broker non-vote.” Broker non-votes will have no effect on the outcome of the votes on the election of directors or the advisory vote on executive compensation.

Q: How does the Merger Agreement with CVS Health impact the Annual Meeting?

The proposed Merger will NOT be voted upon at the Annual Meeting. Only those proposals described in this proxy statement are being brought before the Company’s stockholders to consider and vote on at the Annual Meeting. We will be holding a separate special meeting of the Company’s stockholders to vote on the proposed Merger. More information about the proposed Merger will be available in a definitive proxy statement that will be separately sent to the Company’s stockholders in advance of this special meeting which will be held at a separate date and time for the purpose of considering and voting on the adoption of the Merger Agreement.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
P.O. BOX 8016, CARY, NC 27512-9903	INTERNET Go To: www.proxydocs.com/OSH • Cast your vote online • Have your Proxy Card • Follow the simple instructions to record your vote
PHONE Call 1-866-892-1716 • Use any touch-tone telephone • Have your Proxy Card ready when you call • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided to Proxy Tabulator, Mediant Communications Inc., P.O. Box 8016, Cary, NC 27512-9903

Oak Street Health, Inc.

Annual Meeting of Stockholders

For Stockholders of record as of March 07, 2023

TIME:	Thursday, April 27, 2023 at 8:30 AM, Central Time
PLACE:	Annual Meeting to be held live via the Internet - please visit
www.proxydocs.com/OSH for more details.

This proxy is being solicited on behalf of the Board of Directors

The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the accompanying proxy statement dated March 17, 2023 and hereby appoints Robert Guenthner and Timothy Cook (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Oak Street Health, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually, via live audio webcast on April 27, 2023, at 8:30 AM Central time (the “Annual Meeting”) and any postponement or adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the Annual Meeting or any postponement or adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the Annual Meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED BY THE UNDERSIGNED STOCKHOLDER AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF OAK STREET HEALTH, INC. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING THAT ARE NOT SPECIFICALLY SET FORTH ON THE PROXY CARD AND THE PROXY STATEMENT, THE PROXIES WILL VOTE IN THEIR DISCRETION. This proxy card, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with recommendations of the Board of Directors of Oak Street Health. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this proxy card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Oak Street Health, Inc.

Annual Meeting of Stockholders

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Please make your marks in blue or black ink like this:

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE FOLLOWING NOMINEES AND FOR PROPOSALS 2 AND 3.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS

1.	To elect four nominees to serve as directors, as recommended by the Nominating and Corporate Governance Committee of our Board of Directors.
		FOR	WITHHOLD
	1.01 Dr. Regina Benjamin	☐	☐		FOR

	1.02 Cheryl Dorsey	☐	☐		FOR

	1.03 Julie Klapstein	☐	☐		FOR

	1.04 Geoffrey Price	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	To ratify the appointment of Ernst & Young LLP as Oak Street Health, Inc.’s independent registered public accounting firm for the year ending December 31, 2023.	☐	☐	☐	FOR

3.	To approve, by an advisory vote, the compensation of Oak Street Health, Inc.’s named executive officers, as disclosed in the proxy statement.	☐	☐	☐	FOR

NOTE: In their discretion, the proxy holders may vote on such other business as may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

You must register in advance to attend the meeting online.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign personally. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing.

Signature (and Title if applicable)	Date

Signature (if held jointly)	Date